Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No.: 333-172366

WFRBS 2011-C5 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.
Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBSSI”), Citigroup Global Markets Inc., Goldman, Sachs & Co. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.
This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.  Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, member FINRA and SIPC, and Wells Fargo Bank, National Association.  RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE
THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES
The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.
As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.  Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.  The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type

1	The Domain	RBS		11410 Century Oaks Terrace	Austin	TX	78758	Retail	Regional Mall
2	Puck Building	RBS		295 Lafayette Street	New York	NY	10012	Mixed Use	Office/Retail
3	Arbor Walk and Palms Crossing	RBS		Various	Various	TX	Various	Retail	Anchored
3.01	Arbor Walk	RBS		10515 North MoPac Expressway	Austin	TX	78759	Retail	Anchored
3.02	Palms Crossing	RBS		3300 West Expressway 83	McAllen	TX	78501	Retail	Anchored
4	Village of Rochester Hills	RBS		60-388 North Adams Road	Rochester Hills	MI	48309	Retail	Anchored
5	Renaissance North Hills	RBS		4100 Main at North Hills Street	Raleigh	NC	27609	Hospitality	Full Service
6	Madonna Plaza	RBS		201-299 Madonna Road	San Luis Obispo	CA	93405	Retail	Anchored
7	Sugarland Crossing	RBS		47100 Community Plaza	Sterling	VA	20164	Retail	Anchored
8	919 Congress	RBS		919 Congress Avenue	Austin	TX	78701	Office	CBD
9	Patriot Tech Center	RBS		631 South Richland Avenue	Spring Garden Township	PA	17403	Industrial	Flex
10	Ascent Hotel Portfolio	RBS		Various	Various	Various	Various	Hospitality	Limited Service
10.01	Hampton Inn & Suites - Montgomery	RBS		100 Commerce Street	Montgomery	AL	36104	Hospitality	Limited Service
10.02	Holiday Inn Express - Atmore	RBS		111 Lakeview Circle	Atmore	AL	36504	Hospitality	Limited Service
10.03	Hampton Inn - New Albany	RBS		320 Coulter Cove	New Albany	MS	38652	Hospitality	Limited Service
10.04	Hampton Inn - Enterprise	RBS		8 West Pointe Court	Enterprise	AL	36330	Hospitality	Limited Service
11	Torrance Plaza East	RBS		3400-3528 Torrance Boulevard	Torrance	CA	90503	Office	Suburban
12	Flagship Storage Portfolio - Indiana	WFB		Various	Indianapolis	IN	Various	Self Storage	Self Storage
12.01	8270 Michigan Road	WFB		8270 Michigan Road	Indianapolis	IN	46268	Self Storage	Self Storage
12.02	2251 Shadeland Avenue	WFB		2251 Shadeland Avenue	Indianapolis	IN	46219	Self Storage	Self Storage
12.03	5425 North Tacoma Avenue	WFB		5425 North Tacoma Avenue	Indianapolis	IN	46220	Self Storage	Self Storage
12.04	9685 Fall Creek Road	WFB		9685 Fall Creek Road	Indianapolis	IN	46217	Self Storage	Self Storage
12.05	3601 West 96th Street	WFB		3601 West 96th Street	Indianapolis	IN	46268	Self Storage	Self Storage
12.06	551 East Stover Avenue	WFB		551 East Stover Avenue	Indianapolis	IN	46227	Self Storage	Self Storage
12.07	920 County Line Road	WFB		920 County Line Road	Indianapolis	IN	46217	Self Storage	Self Storage
12.08	3912 North Glen Arm Road	WFB		3912 North Glen Arm Road	Indianapolis	IN	46254	Self Storage	Self Storage
13	PetSmart	WFB		7650 West Latham Street	Phoenix	AZ	85043	Industrial	Warehouse
14	Overlook at the Rim	WFB		18302 Talavera Ridge	San Antonio	TX	78257	Office	Suburban
15	8301 Professional Place	RBS		8301 Professional Place	Landover	MD	20785	Office	Suburban
16	Residence Inn Atlanta Midtown	RBS		1365 Peachtree Street Northeast	Atlanta	GA	30309	Hospitality	Limited Service
17	Torrance Plaza West	RBS		3828-3878 Carson Street	Torrance	CA	90503	Office	Suburban
18	Wolflin Village Shopping Center	Basis		2001, 2015 and 2301 South Georgia Street	Amarillo	TX	79109	Retail	Anchored
19	24 Hour Fitness - Pleasanton	WFB		4770 Willow Road	Pleasanton	CA	94588	Retail	Single Tenant
20	Merit Medical Systems	WFB		1600 West Merit Parkway	South Jordan	UT	84095	Mixed Use	Office/Warehouse/Medical
21	Brookwood Village	RBS		5130 Mary Jos Way	Erie	PA	16509	Multifamily	Garden
22	Del Monte Portfolio	WFB		Various	Various	Various	Various	Industrial	Warehouse
22.01	Del Monte - Toppenish	WFB		49 East 3rd Avenue	Toppenish	WA	98948	Industrial	Warehouse
22.02	Del Monte - Mendota	WFB		347 North 43rd Road	Mendota	IL	61342	Industrial	Warehouse
22.03	Del Monte - Plover	WFB		2801 East Eisenhower Avenue	Plover	WI	54467	Industrial	Warehouse
23	SpringHill Suites Wheeling	Basis		908 National Road	Wheeling	WV	26003	Hospitality	Extended Stay
24	H-Mart Portfolio	Basis		Various	Various	Various	Various	Retail	Single Tenant
24.01	H Mart - Carrollton	Basis		2625 Old Denton Road	Carrollton	TX	75007	Retail	Single Tenant
24.02	Super H Mart - Riverdale	Basis		6335 Highway 85	Riverdale	GA	30274	Retail	Single Tenant
25	Flagship Storage Portfolio - Ohio	WFB		Various	Various	OH	Various	Self Storage	Self Storage
25.01	6784 Hopkins Road	WFB		6784 Hopkins Road	Mentor	OH	44060	Self Storage	Self Storage
25.02	1500 Brush Road	WFB		1500 Brush Road	Euclid	OH	44143	Self Storage	Self Storage
25.03	23640 Lakeland Boulevard	WFB		23640 Lakeland Boulevard	Euclid	OH	44132	Self Storage	Self Storage
25.04	4820 Frank Road NW	WFB		4820 Frank Road NW	North Canton	OH	44720	Self Storage	Self Storage
25.05	4376 North Ridge Road	WFB		4376 North Ridge Road	Perry	OH	44081	Self Storage	Self Storage
25.06	5920 Highline Avenue NW	WFB		5920 Highline Avenue NW	North Canton	OH	44720	Self Storage	Self Storage
25.07	38255 St Claire Street	WFB		38255 St Claire Street	Wiloughby	OH	44094	Self Storage	Self Storage
26	Marriott Courtyard Monroeville	Basis		3962 William Penn Highway	Monroeville	PA	15146	Hospitality	Limited Service
27	Fairfield Inn & Suites Verona	WFB		5280 Willow Place	Verona	NY	13478	Hospitality	Limited Service
28	Belleville Crossing	CIIICM		5875 Belleville Crossing Street	Belleville	IL	62226	Retail	Anchored
29	Silver Springs Pointe	RBS		9001 Northwest Passage Road	Oklahoma City	OK	73132	Retail	Anchored
30	Poughkeepsie Galleria II	RBS		2001 South Road	Poughkeepsie	NY	12601	Retail	Regional Mall
31	Sprint Center	WFB		4300 Sprint Boulevard Northeast	Rio Rancho	NM	87144	Office	Suburban
32	Hampton Inn Jacksonville	CIIICM		1331 Prudential Drive	Jacksonville	FL	32207	Hospitality	Limited Service
33	Dayton Park	RBS		19010 County Road 81	Dayton	MN	55369	Manufactured Housing Community	Manufactured Housing Community
34	Westchase Corporate Park	Basis		11201 - 11331 Richmond Ave	Houston	TX	77082	Office	Suburban
35	354 Mountain View Drive	Basis		354 Mountain View Drive	Colchester	VT	05446	Office	Suburban
36	Hilton Garden Inn	Basis		101 East Hiawatha Drive	Wisconsin Dells	WI	53965	Hospitality	Limited Service
37	1680-1700 East Touhy Avenue	CIIICM		1680-1700 East Touhy Avenue	Des Plaines	IL	60018	Industrial	Warehouse
38	356 Mountain View Drive	Basis		356 Mountain View Drive	Colchester	VT	05446	Office	Suburban
39	Plymouth Woods Apartments	WFB		38001 Plymouth Road	Livonia	MI	48150	Multifamily	Garden
40	TimBuck II	CIIICM		785, 790 and 794 Sunset Boulevard	Corolla	NC	27927	Retail	Unanchored

A-1-2

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type

41	American Self Storage - Palo Alto	GECC		1985 East Bayshore Road	East Palo Alto	CA	94303	Self Storage	Self Storage
42	Amsdell Self Storage 4 Portfolio	RBS		Various	Various	MI	Various	Self Storage	Self Storage
42.01	Amsdell Self Storage - Flat Rock	RBS		14551 Telegraph Road	Flat Rock	MI	48134	Self Storage	Self Storage
42.02	Amsdell Self Storage - Fraser	RBS		32968 Groesbeck Highway	Fraser	MI	48026	Self Storage	Self Storage
42.03	Amsdell Self Storage - Shelby	RBS		50387 Van Dyke Road	Shelby Township	MI	48317	Self Storage	Self Storage
42.04	Amsdell Self Storage - Waterford	RBS		2019 Dixie Highway	Waterford Township	MI	48328	Self Storage	Self Storage
43	Western States Corvallis	GECC		2535 NW Taylor Avenue & 2245 NW Harrison Boulevard	Corvallis	OR	97330	Multifamily	Student Housing
44	Boardwalk Apartments	WFB		9100 Fondren Road	Houston	TX	77074	Multifamily	Garden
45	Western States Eugene	GECC		1875 Alder Street	Eugene	OR	97401	Multifamily	Student Housing
46	Boulder Bins Self Storage	GECC		4900 North Broadway	Boulder	CO	80304	Self Storage	Self Storage
47	Ross Valley Self Storage	GECC		890 College Avenue	Kentfield	CA	94904	Self Storage	Self Storage
48	Candlewood Suites Houston, TX	RBS		11280 Westmeimer Road	Houston	TX	77042	Hospitality	Limited Service
49	Lock It San Diego Self Storage	GECC		1560 Frazee Road	San Diego	CA	92123	Self Storage	Self Storage
50	Burlington Self Storage	GECC		411 7th, 415 7th and 422 7th Street	West Palm Beach	FL	33401	Self Storage	Self Storage
51	Agilent Technologies - Folsom, CA	WFB		91 Blue Ravine Road	Folsom	CA	95630	Industrial	Flex
52	Torrey Corner	Basis		11120 and 11130 East Ocean Air Drive	San Diego	CA	92130	Retail	Unanchored
53	Hill Country Self Storage	GECC		3621 East Whitestone Boulevard	Cedar Park	TX	78641	Self Storage	Self Storage
54	Azalea Plaza	Basis		886 North A1A/2 Fairfield Boulevard	Ponte Vedra Beach	FL	32082	Retail	Unanchored
55	Royal Highlander	CIIICM		828 West Inverness Drive	Peoria	IL	61615	Manufactured Housing Community	Manufactured Housing Community
56	AC Self Storage - Corinth	GECC		3701 FM 2181	Corinth	TX	76210	Self Storage	Self Storage
57	Country Estates MHC	GECC		4571 Lower River Road	Grants Pass	OR	97526	Manufactured Housing Community	Manufactured Housing Community
58	180 West Washington Office	Basis		180 West Washington Street	Chicago	IL	60602	Office	CBD
59	Castle Rock Self Storage	GECC		11 Kellogg Court	Castle Rock	CO	80109	Self Storage	Self Storage
60	American Mini Storage I & II	CIIICM		4029 - 4095 East Golden Acres Road	Sierra Vista	AZ	85650	Self Storage	Self Storage
61	Safari MHC	CIIICM		2601 South Cherokee Way	Palm Springs	CA	92264	Manufactured Housing Community	Manufactured Housing Community
62	Mimi's Plaza	CIIICM		13911, 13931, 13951 Carroll Way	Tustin	CA	92780	Retail	Unanchored
63	Bed Bath & Beyond	RBS		31535 Southfield Road	Beverly Hills	MI	48025	Retail	Single Tenant
64	Willows MHC	CIIICM		400 Willows Way	Goshen	IN	46526	Manufactured Housing Community	Manufactured Housing Community
65	Mill Creek Village	CIIICM		3290 Buford Drive	Buford	GA	30519	Retail	Unanchored
66	New Market Square	Basis		2601 New Market Road	Varina	VA	23231	Retail	Anchored
67	Pecan Valley Estates	CIIICM		6507 Barksdale Boulevard	Bossier City	LA	71112	Manufactured Housing Community	Manufactured Housing Community
68	Metro Storage	WFB		23325 Van Born Road	Taylor	MI	48180	Self Storage	Self Storage
69	Holly Acres	CIIICM		7240 Holly Dale Drive	Erie	PA	16509	Manufactured Housing Community	Manufactured Housing Community
70	First American Self Storage - River Oaks	CIIICM		5700 River Oaks Boulevard	River Oaks	TX	76114	Self Storage	Self Storage
71	Friendly Village MHC	WFB		172 NJ Route 70	Toms River Township	NJ	08755	Manufactured Housing Community	Manufactured Housing Community
72	2 Claire Road	WFB		2 Claire Road	East Brunswick Township	NJ	08816	Industrial	Flex
73	Georgetown South Apartments	WFB		439 Colonial Court	Sharpsville	PA	16150	Multifamily	Garden
74	Reynolda Self Storage	WFB		3590 Yadkinville Road	Winston-Salem	NC	27106	Self Storage	Self Storage
75	Hidden Lane Apartments	WFB		600 Garrison Road	Battle Creek	MI	49017	Multifamily	Garden

A-1-3

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Year Built	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date

1	The Domain	2007	2010	878,974	Sq. Ft.	236	208,200,000	207,550,029	19.0%	173,572,604	N	7/28/2011	9/1/2011		9/1/2011
2	Puck Building	1885	2011	206,693	Sq. Ft.	411	85,000,000	85,000,000	7.8%	78,802,887	N	6/24/2011	8/1/2011	7/1/2016	8/1/2016
3	Arbor Walk and Palms Crossing	Various		792,758	Sq. Ft.	103	81,800,000	81,547,453	7.5%	68,301,699	N	7/28/2011	9/1/2011		9/1/2011
3.01	Arbor Walk	2006		464,699	Sq. Ft.		43,400,000	43,266,008	4.0%
3.02	Palms Crossing	2007		328,059	Sq. Ft.		38,400,000	38,281,445	3.5%
4	Village of Rochester Hills	2002		254,596	Sq. Ft.	200	51,000,000	51,000,000	4.7%	45,040,334	N	10/6/2011	12/1/2011	11/1/2013	12/1/2013
5	Renaissance North Hills	2008		229	Rooms	207,039	47,500,000	47,411,949	4.3%	40,216,891	N	8/23/2011	10/1/2011		10/1/2011
6	Madonna Plaza	1968	2004	318,514	Sq. Ft.	126	40,000,000	40,000,000	3.7%	33,723,806	N	10/12/2011	12/1/2011		12/1/2011
7	Sugarland Crossing	1975	2000	256,623	Sq. Ft.	117	30,000,000	29,918,786	2.7%	25,399,067	N	7/29/2011	9/1/2011		9/1/2011
8	919 Congress	1984		164,718	Sq. Ft.	169	28,000,000	27,918,559	2.6%	23,484,321	N	7/6/2011	9/1/2011		9/1/2011
9	Patriot Tech Center	1970	1985	1,539,290	Sq. Ft.	18	27,500,000	27,477,803	2.5%	23,394,625	N	9/23/2011	11/1/2011		11/1/2011
10	Ascent Hotel Portfolio	Various		325	Rooms	75,289	24,500,000	24,468,913	2.2%	18,995,291	N	9/16/2011	11/1/2011		11/1/2011
10.01	Hampton Inn & Suites - Montgomery	2008		86	Rooms		7,100,000	7,090,991	0.6%
10.02	Holiday Inn Express - Atmore	2009		80	Rooms		6,440,000	6,431,829	0.6%
10.03	Hampton Inn - New Albany	2010		84	Rooms		5,780,000	5,772,666	0.5%
10.04	Hampton Inn - Enterprise	2007		75	Rooms		5,180,000	5,173,427	0.5%
11	Torrance Plaza East	1975		186,117	Sq. Ft.	113	21,100,000	21,082,280	1.9%	17,871,035	N	9/13/2011	11/1/2011		11/1/2011
12	Flagship Storage Portfolio - Indiana	Various		521,387	Sq. Ft.	39	20,300,000	20,247,005	1.9%	15,853,356	N	8/10/2011	10/1/2011		10/1/2011
12.01	8270 Michigan Road	1999		75,025	Sq. Ft.		4,346,260	4,334,913	0.4%
12.02	2251 Shadeland Avenue	1992		91,977	Sq. Ft.		2,932,416	2,924,761	0.3%
12.03	5425 North Tacoma Avenue	1976		61,932	Sq. Ft.		2,653,138	2,646,212	0.2%
12.04	9685 Fall Creek Road	1999		61,050	Sq. Ft.		2,304,041	2,298,026	0.2%
12.05	3601 West 96th Street	1987		43,800	Sq. Ft.		2,181,857	2,176,161	0.2%
12.06	551 East Stover Avenue	1979		80,198	Sq. Ft.		2,164,402	2,158,752	0.2%
12.07	920 County Line Road	1997		45,100	Sq. Ft.		1,954,944	1,949,841	0.2%
12.08	3912 North Glen Arm Road	1976		62,305	Sq. Ft.		1,762,941	1,758,338	0.2%
13	PetSmart	1996	2001	620,213	Sq. Ft.	32	20,000,000	19,950,045	1.8%	15,747,551	N	9/1/2011	10/1/2011		10/1/2011
14	Overlook at the Rim	2008	2011	145,025	Sq. Ft.	124	18,000,000	18,000,000	1.6%	18,000,000	N	6/30/2011	8/1/2011	7/1/2016
15	8301 Professional Place	1979	2007	137,000	Sq. Ft.	119	16,310,000	16,280,823	1.5%	13,873,919	N	8/22/2011	10/1/2011		10/1/2011
16	Residence Inn Atlanta Midtown	1962	2008	160	Rooms	96,454	15,500,000	15,432,583	1.4%	13,918,463	N	7/7/2011	9/1/2011		9/1/2011
17	Torrance Plaza West	1974		157,396	Sq. Ft.	98	15,400,000	15,387,067	1.4%	13,043,314	N	9/13/2011	11/1/2011		11/1/2011
18	Wolflin Village Shopping Center	1957	2009	159,681	Sq. Ft.	94	15,000,000	14,988,372	1.4%	12,816,250	N	9/9/2011	11/1/2011		11/1/2011
19	24 Hour Fitness - Pleasanton	1989	2011	56,206	Sq. Ft.	241	13,600,000	13,539,491	1.2%	11,509,162	N	8/10/2011	10/1/2011		10/1/2011
20	Merit Medical Systems	1995	2005	193,449	Sq. Ft.	67	13,000,000	12,984,987	1.2%	10,775,582	N	9/9/2011	11/1/2011		11/1/2011
21	Brookwood Village	1999		135	Units	90,561	12,250,000	12,225,727	1.1%	10,991,152	N	9/1/2011	10/1/2011		10/1/2011
22	Del Monte Portfolio	1996		724,600	Sq. Ft.	16	11,350,000	11,267,922	1.0%	9,480,882	N	8/1/2011	9/1/2011		9/1/2011
22.01	Del Monte - Toppenish	1996		274,750	Sq. Ft.		4,701,178	4,667,181	0.4%
22.02	Del Monte - Mendota	1996		239,850	Sq. Ft.		3,962,868	3,934,210	0.4%
22.03	Del Monte - Plover	1996		210,000	Sq. Ft.		2,685,954	2,666,530	0.2%
23	SpringHill Suites Wheeling	2008		115	Rooms	96,928	11,160,000	11,146,732	1.0%	8,747,198	N	9/2/2011	11/1/2011		11/1/2011
24	H-Mart Portfolio	Various	2006	136,648	Sq. Ft.	81	11,092,500	11,072,477	1.0%	9,424,689	N	8/18/2011	10/1/2011		10/1/2011
24.01	H Mart - Carrollton	1983	2006	78,952	Sq. Ft.		7,212,562	7,199,542	0.7%
24.02	Super H Mart - Riverdale	2000	2006	57,696	Sq. Ft.		3,879,938	3,872,935	0.4%
25	Flagship Storage Portfolio - Ohio	Various	Various	333,714	Sq. Ft.	32	10,700,000	10,672,067	1.0%	8,356,202	N	8/10/2011	10/1/2011		10/1/2011
25.01	6784 Hopkins Road	1999		51,425	Sq. Ft.		2,160,912	2,155,271	0.2%
25.02	1500 Brush Road	1988		46,910	Sq. Ft.		1,934,365	1,929,315	0.2%
25.03	23640 Lakeland Boulevard	1988		47,475	Sq. Ft.		1,812,378	1,807,646	0.2%
25.04	4820 Frank Road NW	1984		44,340	Sq. Ft.		1,585,831	1,581,691	0.1%
25.05	4376 North Ridge Road	1992	1997	63,900	Sq. Ft.		1,324,430	1,320,972	0.1%
25.06	5920 Highline Avenue NW	1982		45,400	Sq. Ft.		1,185,016	1,181,923	0.1%
25.07	38255 St Claire Street	1998		34,264	Sq. Ft.		697,068	695,249	0.1%
26	Marriott Courtyard Monroeville	2006		98	Rooms	99,881	9,800,000	9,788,349	0.9%	7,681,231	N	9/2/2011	11/1/2011		11/1/2011
27	Fairfield Inn & Suites Verona	2009		93	Rooms	101,884	9,500,000	9,475,199	0.9%	7,419,059	N	8/26/2011	10/1/2011		10/1/2011
28	Belleville Crossing	2006		86,392	Sq. Ft.	107	9,250,000	9,234,652	0.8%	7,943,175	N	8/26/2011	10/1/2011		10/1/2011
29	Silver Springs Pointe	2000		135,028	Sq. Ft.	65	8,800,000	8,800,000	0.8%	8,800,000	N	6/30/2011	8/1/2011	7/1/2021
30	Poughkeepsie Galleria II	2000	2011	81,999	Sq. Ft.	103	8,500,000	8,464,724	0.8%	7,053,381	N	6/29/2011	8/1/2011		8/1/2011
31	Sprint Center	1998	2001	94,730	Sq. Ft.	89	8,500,000	8,438,918	0.8%	7,106,999	N	8/1/2011	9/1/2011		9/1/2011
32	Hampton Inn Jacksonville	1998	2010	118	Rooms	62,019	7,345,000	7,318,278	0.7%	6,696,322	N	7/29/2011	9/6/2011		9/6/2011
33	Dayton Park	1960		243	Pads	29,813	7,250,000	7,244,455	0.7%	6,203,401	N	9/29/2011	11/1/2011		11/1/2011
34	Westchase Corporate Park	1981	2007	176,977	Sq. Ft.	39	7,000,000	6,987,393	0.6%	6,555,289	N	8/19/2011	10/1/2011		10/1/2011
35	354 Mountain View Drive	1999	2004	59,523	Sq. Ft.	117	7,000,000	6,978,388	0.6%	6,491,324	N	8/1/2011	9/1/2011		9/1/2011
36	Hilton Garden Inn	2007	2011	128	Rooms	53,274	6,860,000	6,819,062	0.6%	6,140,309	N	6/28/2011	8/1/2011		8/1/2011
37	1680-1700 East Touhy Avenue	1965	1993	252,000	Sq. Ft.	27	6,700,000	6,692,023	0.6%	6,091,177	N	9/23/2011	11/5/2011		11/5/2011
38	356 Mountain View Drive	2001		50,949	Sq. Ft.	124	6,325,000	6,305,472	0.6%	5,865,375	N	8/1/2011	9/1/2011		9/1/2011
39	Plymouth Woods Apartments	1986	2008	156	Units	39,631	6,200,000	6,182,435	0.6%	5,218,365	N	7/15/2011	9/1/2011		9/1/2011
40	TimBuck II	1995		37,671	Sq. Ft.	159	6,000,000	6,000,000	0.5%	5,149,293	N	10/17/2011	12/6/2011		12/6/2011

A-1-4

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Year Built	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date

41	American Self Storage - Palo Alto	1978	2003	49,688	Sq. Ft.	120	6,000,000	5,982,007	0.5%	5,011,413	N	7/1/2011	9/1/2011		9/1/2011
42	Amsdell Self Storage 4 Portfolio	Various		220,705	Sq. Ft.	27	5,950,000	5,938,993	0.5%	5,039,039	N	8/11/2011	10/1/2011		10/1/2011
42.01	Amsdell Self Storage - Flat Rock	2002		54,335	Sq. Ft.		2,030,140	2,026,384	0.2%
42.02	Amsdell Self Storage - Fraser	2003		64,220	Sq. Ft.		1,749,895	1,746,658	0.2%
42.03	Amsdell Self Storage - Shelby	2004		55,800	Sq. Ft.		1,119,790	1,117,718	0.1%
42.04	Amsdell Self Storage - Waterford	1986		46,350	Sq. Ft.		1,050,175	1,048,232	0.1%
43	Western States Corvallis	2009		26	Units	227,885	5,925,000	5,925,000	0.5%	5,216,133	N	7/11/2011	9/1/2011	8/1/2013	9/1/2013
44	Boardwalk Apartments	1978		174	Units	32,960	5,750,000	5,734,989	0.5%	4,490,483	N	8/19/2011	10/1/2011		10/1/2011
45	Western States Eugene	2009		20	Units	281,250	5,625,000	5,625,000	0.5%	4,984,052	N	7/18/2011	9/1/2011	8/1/2013	9/1/2013
46	Boulder Bins Self Storage	1972	1980	115,197	Sq. Ft.	48	5,500,000	5,483,506	0.5%	4,593,795	N	7/1/2011	9/1/2011		9/1/2011
47	Ross Valley Self Storage	1987		44,908	Sq. Ft.	120	5,400,000	5,383,806	0.5%	4,510,272	N	7/1/2011	9/1/2011		9/1/2011
48	Candlewood Suites Houston, TX	2009		81	Rooms	61,659	5,000,000	4,994,401	0.5%	4,345,908	N	9/26/2011	11/1/2011		11/1/2011
49	Lock It San Diego Self Storage	1979		57,429	Sq. Ft.	87	5,000,000	4,985,638	0.5%	4,200,689	N	7/19/2011	9/1/2011		9/1/2011
50	Burlington Self Storage	2001	2011	69,861	Sq. Ft.	64	4,461,000	4,461,000	0.4%	4,290,882	N	8/17/2011	10/1/2011	9/1/2013	10/1/2013
51	Agilent Technologies - Folsom, CA	1982	2009	53,414	Sq. Ft.	81	4,350,000	4,331,397	0.4%	2,831,297	N	8/5/2011	10/1/2011		10/1/2011
52	Torrey Corner	2007		13,344	Sq. Ft.	319	4,264,000	4,255,917	0.4%	3,599,355	N	8/18/2011	10/1/2011		10/1/2011
53	Hill Country Self Storage	2005		70,873	Sq. Ft.	59	4,200,000	4,188,074	0.4%	3,533,950	N	7/7/2011	9/1/2011		9/1/2011
54	Azalea Plaza	1998		28,081	Sq. Ft.	148	4,150,000	4,146,844	0.4%	3,552,941	N	9/2/2011	11/1/2011		11/1/2011
55	Royal Highlander	1970		280	Pads	13,888	3,888,500	3,888,500	0.4%	3,650,024	N	10/11/2011	12/1/2011		12/1/2011
56	AC Self Storage - Corinth	2000	2005	97,250	Sq. Ft.	39	3,770,000	3,770,000	0.3%	3,296,363	N	6/29/2011	8/1/2011	7/1/2013	8/1/2013
57	Country Estates MHC	1960		104	Pads	35,374	3,700,000	3,678,873	0.3%	3,325,272	N	7/1/2011	8/1/2011		8/1/2011
58	180 West Washington Office	1926	1985	40,609	Sq. Ft.	89	3,600,000	3,596,363	0.3%	2,933,700	N	9/12/2011	11/1/2011		11/1/2011
59	Castle Rock Self Storage	1999		69,950	Sq. Ft.	50	3,500,000	3,494,612	0.3%	3,032,278	N	8/11/2011	10/1/2011		10/1/2011
60	American Mini Storage I & II	1984	2005	107,535	Sq. Ft.	32	3,450,000	3,447,588	0.3%	2,978,631	N	9/9/2011	11/1/2011		11/1/2011
61	Safari MHC	1962		166	Pads	20,714	3,450,000	3,438,472	0.3%	2,943,901	N	7/1/2011	8/1/2011		8/1/2011
62	Mimi's Plaza	1989		30,795	Sq. Ft.	97	3,000,000	2,997,674	0.3%	2,563,249	N	9/8/2011	11/1/2011		11/1/2011
63	Bed Bath & Beyond	1973	2000	41,093	Sq. Ft.	73	3,000,000	2,987,481	0.3%	1,967,030	N	8/4/2011	10/1/2011		10/1/2011
64	Willows MHC	1998		147	Pads	19,252	2,830,000	2,830,000	0.3%	2,434,896	N	10/13/2011	12/9/2011		12/9/2011
65	Mill Creek Village	2000		19,043	Sq. Ft.	142	2,700,000	2,698,047	0.2%	2,323,336	N	9/9/2011	11/7/2011		11/7/2011
66	New Market Square	1998		40,200	Sq. Ft.	67	2,700,000	2,689,372	0.2%	2,509,357	N	6/30/2011	8/1/2011		8/1/2011
67	Pecan Valley Estates	1985		231	Pads	11,247	2,600,000	2,598,119	0.2%	2,237,287	N	9/7/2011	11/1/2011		11/1/2011
68	Metro Storage	2000		50,925	Sq. Ft.	48	2,450,000	2,446,219	0.2%	2,122,017	N	8/15/2011	10/1/2011		10/1/2011
69	Holly Acres	1973	2005	142	Pads	16,713	2,375,000	2,373,282	0.2%	2,043,675	N	9/12/2011	11/5/2011		11/5/2011
70	First American Self Storage - River Oaks	1978	1985	104,839	Sq. Ft.	21	2,170,000	2,158,473	0.2%	1,680,995	N	6/2/2011	8/1/2011		8/1/2011
71	Friendly Village MHC	1968		180	Pads	11,925	2,150,000	2,146,563	0.2%	1,854,519	N	8/24/2011	10/1/2011		10/1/2011
72	2 Claire Road	1972		40,349	Sq. Ft.	53	2,150,000	2,144,368	0.2%	1,677,939	N	8/10/2011	10/1/2011		10/1/2011
73	Georgetown South Apartments	1966		140	Units	14,923	2,100,000	2,089,268	0.2%	1,638,270	N	7/1/2011	8/1/2011		8/1/2011
74	Reynolda Self Storage	1999	2002	69,713	Sq. Ft.	24	1,650,000	1,643,550	0.2%	1,284,469	N	7/21/2011	9/1/2011		9/1/2011
75	Hidden Lane Apartments	1977		77	Units	16,755	1,295,000	1,290,156	0.1%	1,016,149	N	7/7/2011	9/1/2011		9/1/2011

A-1-5

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO

1	The Domain	8/1/2021		5.43600%	0.00235%	0.00420%	0.10000%	5.32945%	Actual/360	1,173,790.10	Amortizing Balloon
2	Puck Building	7/1/2021		5.35300%	0.00235%	0.00420%	0.10000%	5.24645%	Actual/360	474,810.42	Interest-only, Amortizing Balloon	Actual/360
3	Arbor Walk and Palms Crossing	8/1/2021		5.48600%	0.00235%	0.00420%	0.10000%	5.37945%	Actual/360	463,733.14	Amortizing Balloon
3.01	Arbor Walk
3.02	Palms Crossing
4	Village of Rochester Hills	11/1/2021		5.85000%	0.00235%	0.00420%	0.11000%	5.73345%	Actual/360	300,869.88	Interest-only, Amortizing Balloon	Actual/360
5	Renaissance North Hills	9/1/2021		5.94100%	0.00235%	0.00420%	0.10000%	5.83445%	Actual/360	282,987.22	Amortizing Balloon
6	Madonna Plaza	11/1/2021		5.80000%	0.00235%	0.00420%	0.10000%	5.69345%	Actual/360	234,701.22	Amortizing Balloon
7	Sugarland Crossing	8/1/2021		5.93600%	0.00235%	0.00420%	0.10000%	5.82945%	Actual/360	178,632.61	Amortizing Balloon
8	919 Congress	8/1/2021		5.62500%	0.00235%	0.00420%	0.10000%	5.51845%	Actual/360	161,183.79	Amortizing Balloon
9	Patriot Tech Center	10/1/2021		6.10000%	0.00235%	0.00420%	0.10000%	5.99345%	Actual/360	166,648.57	Amortizing Balloon
10	Ascent Hotel Portfolio	10/1/2021		6.03000%	0.00235%	0.00420%	0.10000%	5.92345%	Actual/360	158,303.44	Amortizing Balloon
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East	10/1/2021		5.95000%	0.00235%	0.00420%	0.10000%	5.84345%	Actual/360	125,827.68	Amortizing Balloon
12	Flagship Storage Portfolio - Indiana	9/1/2021		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	133,912.89	Amortizing Balloon
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart	9/1/2021		6.50000%	0.00235%	0.00420%	0.10000%	6.39345%	Actual/360	135,041.44	Amortizing Balloon
14	Overlook at the Rim	7/1/2016		4.65000%	0.00235%	0.00420%	0.10000%	4.54345%	Actual/360	70,912.50	Interest-only, Balloon	Actual/360
15	8301 Professional Place	9/1/2021		6.10000%	0.00235%	0.00420%	0.10000%	5.99345%	Actual/360	98,837.75	Amortizing Balloon
16	Residence Inn Atlanta Midtown	8/1/2016		5.55000%	0.00235%	0.00420%	0.10000%	5.44345%	Actual/360	95,646.94	Amortizing Balloon
17	Torrance Plaza West	10/1/2021		5.95000%	0.00235%	0.00420%	0.10000%	5.84345%	Actual/360	91,836.32	Amortizing Balloon
18	Wolflin Village Shopping Center	10/1/2021		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	92,357.58	Amortizing Balloon
19	24 Hour Fitness - Pleasanton	9/1/2016		5.50000%	0.00235%	0.00420%	0.10000%	5.39345%	Actual/360	93,552.67	Amortizing Balloon
20	Merit Medical Systems	4/1/2020		6.50000%	0.00235%	0.00420%	0.10000%	6.39345%	Actual/360	87,776.94	Amortizing Balloon
21	Brookwood Village	9/1/2018		5.63800%	0.00235%	0.00420%	0.14000%	5.49145%	Actual/360	70,618.49	Amortizing Balloon
22	Del Monte Portfolio	8/1/2016		4.80000%	0.00235%	0.00420%	0.10000%	4.69345%	Actual/360	73,656.68	Amortizing Balloon
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling	10/1/2021		6.35700%	0.00235%	0.00420%	0.10000%	6.25045%	Actual/360	74,358.96	Amortizing Balloon
24	H-Mart Portfolio	9/1/2021		6.06000%	0.00235%	0.00420%	0.10000%	5.95345%	Actual/360	66,933.64	Amortizing Balloon
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio	9/1/2021		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	70,584.63	Amortizing Balloon
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville	10/1/2021		6.35700%	0.00235%	0.00420%	0.10000%	6.25045%	Actual/360	65,297.30	Amortizing Balloon
27	Fairfield Inn & Suites Verona	9/1/2021		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	62,668.59	Amortizing Balloon
28	Belleville Crossing	9/1/2021		6.43000%	0.00235%	0.00420%	0.10000%	6.32345%	Actual/360	58,041.11	Amortizing Balloon
29	Silver Springs Pointe	7/1/2021		5.03200%	0.00235%	0.00420%	0.10000%	4.92545%	Actual/360	37,516.36	Interest-only, Balloon	Actual/360
30	Poughkeepsie Galleria II	7/1/2021		5.28000%	0.00235%	0.00420%	0.10000%	5.17345%	Actual/360	47,095.38	Amortizing Balloon
31	Sprint Center	8/1/2016		4.85000%	0.00235%	0.00420%	0.10000%	4.74345%	Actual/360	55,394.30	Amortizing Balloon
32	Hampton Inn Jacksonville	8/6/2016		6.54000%	0.00235%	0.00420%	0.10000%	6.43345%	Actual/360	49,777.71	Amortizing Balloon
33	Dayton Park	10/1/2021		6.30000%	0.00235%	0.00420%	0.10000%	6.19345%	Actual/360	44,875.53	Amortizing Balloon
34	Westchase Corporate Park	9/1/2016		6.07000%	0.00235%	0.00420%	0.10000%	5.96345%	Actual/360	42,284.08	Amortizing Balloon
35	354 Mountain View Drive	8/1/2016		5.36000%	0.00235%	0.00420%	0.10000%	5.25345%	Actual/360	39,132.55	Amortizing Balloon
36	Hilton Garden Inn	7/1/2016		5.35000%	0.00235%	0.00420%	0.10000%	5.24345%	Actual/360	41,514.11	Amortizing Balloon
37	1680-1700 East Touhy Avenue	10/5/2016		6.35000%	0.00235%	0.00420%	0.10000%	6.24345%	Actual/360	44,612.91	Amortizing Balloon
38	356 Mountain View Drive	8/1/2016		5.36000%	0.00235%	0.00420%	0.10000%	5.25345%	Actual/360	35,359.06	Amortizing Balloon
39	Plymouth Woods Apartments	8/1/2021		5.74000%	0.00235%	0.00420%	0.08000%	5.65345%	Actual/360	36,142.14	Amortizing Balloon
40	TimBuck II	11/6/2021		6.41000%	0.00235%	0.00420%	0.10000%	6.30345%	Actual/360	37,569.65	Amortizing Balloon

A-1-6

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO

41	American Self Storage - Palo Alto	8/1/2021		5.49000%	0.00235%	0.00420%	0.10000%	5.38345%	Actual/360	34,029.70	Amortizing Balloon
42	Amsdell Self Storage 4 Portfolio	9/1/2021		5.95000%	0.00235%	0.00420%	0.10000%	5.84345%	Actual/360	35,482.21	Amortizing Balloon
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis	8/1/2021		5.71000%	0.00235%	0.00420%	0.10000%	5.60345%	Actual/360	34,426.28	Interest-only, Amortizing Balloon	Actual/360
44	Boardwalk Apartments	9/1/2021		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	37,930.99	Amortizing Balloon
45	Western States Eugene	8/1/2021		5.99000%	0.00235%	0.00420%	0.10000%	5.88345%	Actual/360	33,688.56	Interest-only, Amortizing Balloon	Actual/360
46	Boulder Bins Self Storage	8/1/2021		5.49000%	0.00235%	0.00420%	0.10000%	5.38345%	Actual/360	31,193.90	Amortizing Balloon
47	Ross Valley Self Storage	8/1/2021		5.49000%	0.00235%	0.00420%	0.10000%	5.38345%	Actual/360	30,626.73	Amortizing Balloon
48	Candlewood Suites Houston, TX	10/1/2018		6.65000%	0.00235%	0.00420%	0.10000%	6.54345%	Actual/360	34,230.50	Amortizing Balloon
49	Lock It San Diego Self Storage	8/1/2021		5.68000%	0.00235%	0.00420%	0.10000%	5.57345%	Actual/360	28,956.68	Amortizing Balloon
50	Burlington Self Storage	9/1/2016		5.76000%	0.00235%	0.00420%	0.10000%	5.65345%	Actual/360	26,061.53	Interest-only, Amortizing Balloon	Actual/360
51	Agilent Technologies - Folsom, CA	9/1/2021		5.81000%	0.00235%	0.00420%	0.06000%	5.74345%	Actual/360	30,689.82	Amortizing Balloon
52	Torrey Corner	9/1/2021		5.84000%	0.00235%	0.00420%	0.10000%	5.73345%	Actual/360	25,127.87	Amortizing Balloon
53	Hill Country Self Storage	8/1/2021		5.73000%	0.00235%	0.00420%	0.10000%	5.62345%	Actual/360	24,456.72	Amortizing Balloon
54	Azalea Plaza	10/1/2021		6.32000%	0.00235%	0.00420%	0.10000%	6.21345%	Actual/360	25,741.50	Amortizing Balloon
55	Royal Highlander	11/1/2016		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	23,942.16	Amortizing Balloon
56	AC Self Storage - Corinth	7/1/2021		5.42000%	0.00235%	0.00420%	0.10000%	5.31345%	Actual/360	21,216.80	Interest-only, Amortizing Balloon	Actual/360
57	Country Estates MHC	7/1/2016		5.60000%	0.00235%	0.00420%	0.10000%	5.49345%	Actual/360	22,942.73	Amortizing Balloon
58	180 West Washington Office	10/1/2021		6.27000%	0.00235%	0.00420%	0.10000%	6.16345%	Actual/360	23,074.03	Amortizing Balloon
59	Castle Rock Self Storage	9/1/2021		6.75000%	0.00235%	0.00420%	0.10000%	6.64345%	Actual/360	22,700.93	Amortizing Balloon
60	American Mini Storage I & II	10/1/2021		6.62000%	0.00235%	0.00420%	0.10000%	6.51345%	Actual/360	22,079.32	Amortizing Balloon
61	Safari MHC	7/1/2021		6.20000%	0.00235%	0.00420%	0.10000%	6.09345%	Actual/360	21,130.18	Amortizing Balloon
62	Mimi's Plaza	10/1/2021		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	18,471.52	Amortizing Balloon
63	Bed Bath & Beyond	9/1/2021		6.00000%	0.00235%	0.00420%	0.10000%	5.89345%	Actual/360	21,492.93	Amortizing Balloon
64	Willows MHC	11/9/2021		6.50000%	0.00235%	0.00420%	0.10000%	6.39345%	Actual/360	17,887.53	Amortizing Balloon
65	Mill Creek Village	10/7/2021		6.50000%	0.00235%	0.00420%	0.10000%	6.39345%	Actual/360	17,065.84	Amortizing Balloon
66	New Market Square	7/1/2016		5.51200%	0.00235%	0.00420%	0.10000%	5.40545%	Actual/360	15,350.64	Amortizing Balloon
67	Pecan Valley Estates	10/1/2021		6.50000%	0.00235%	0.00420%	0.10000%	6.39345%	Actual/360	16,433.77	Amortizing Balloon
68	Metro Storage	9/1/2021		6.74000%	0.00235%	0.00420%	0.10000%	6.63345%	Actual/360	15,874.37	Amortizing Balloon
69	Holly Acres	10/5/2021		6.50000%	0.00235%	0.00420%	0.10000%	6.39345%	Actual/360	15,011.62	Amortizing Balloon
70	First American Self Storage - River Oaks	7/1/2021		6.00000%	0.00235%	0.00420%	0.10000%	5.89345%	Actual/360	13,981.34	Amortizing Balloon
71	Friendly Village MHC	9/1/2021		6.59000%	0.00235%	0.00420%	0.10000%	6.48345%	Actual/360	13,716.97	Amortizing Balloon
72	2 Claire Road	9/1/2021		6.23000%	0.00235%	0.00420%	0.10000%	6.12345%	Actual/360	14,156.32	Amortizing Balloon
73	Georgetown South Apartments	7/1/2021		6.21000%	0.00235%	0.00420%	0.10000%	6.10345%	Actual/360	13,801.18	Amortizing Balloon
74	Reynolda Self Storage	8/1/2021		6.15000%	0.00235%	0.00420%	0.10000%	6.04345%	Actual/360	10,782.78	Amortizing Balloon
75	Hidden Lane Apartments	8/1/2021		6.39000%	0.00235%	0.00420%	0.08000%	6.30345%	Actual/360	8,655.13	Amortizing Balloon

A-1-7

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(3)	Appraised Value ($)

1	The Domain	120	117	0	0	360	357	3	L(27),D(89),O(4)	5	5	389,000,000
2	Puck Building	120	116	60	56	360	360	4	L(28),D(88),O(4)	5	0	140,000,000
3	Arbor Walk and Palms Crossing	120	117	0	0	360	357	3	L(27),D(89),O(4)	5	5	119,000,000
3.01	Arbor Walk											62,000,000
3.02	Palms Crossing											57,000,000
4	Village of Rochester Hills	120	120	24	24	360	360	0	L(24),D(92),O(4)	5	5	77,650,000
5	Renaissance North Hills	120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	68,000,000
6	Madonna Plaza	120	120	0	0	360	360	0	L(24),GRTR 1% or YM(92),O(4)	5	5	58,800,000
7	Sugarland Crossing	120	117	0	0	360	357	3	L(27),GRTR 1% or YM(89),O(4)	0	0	41,500,000
8	919 Congress	120	117	0	0	360	357	3	L(27),D(86),O(7)	0	0	40,500,000
9	Patriot Tech Center	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	0	45,650,000
10	Ascent Hotel Portfolio	120	119	0	0	300	299	1	L(25),D(91),O(4)	5	0	40,700,000
10.01	Hampton Inn & Suites - Montgomery											11,800,000
10.02	Holiday Inn Express - Atmore											10,700,000
10.03	Hampton Inn - New Albany											9,600,000
10.04	Hampton Inn - Enterprise											8,600,000
11	Torrance Plaza East	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	32,000,000
12	Flagship Storage Portfolio - Indiana	120	118	0	0	300	298	2	L(26),D(90),O(4)	5	5	29,075,000
12.01	8270 Michigan Road											6,225,000
12.02	2251 Shadeland Avenue											4,200,000
12.03	5425 North Tacoma Avenue											3,800,000
12.04	9685 Fall Creek Road											3,300,000
12.05	3601 West 96th Street											3,125,000
12.06	551 East Stover Avenue											3,100,000
12.07	920 County Line Road											2,800,000
12.08	3912 North Glen Arm Road											2,525,000
13	PetSmart	120	118	0	0	300	298	2	L(26),D(90),O(4)	5	5	40,000,000
14	Overlook at the Rim	60	56	60	56	0	0	4	L(28),D(28),O(4)	5	0	32,850,000
15	8301 Professional Place	120	118	0	0	360	358	2	L(26),D(90),O(4)	5	0	23,800,000
16	Residence Inn Atlanta Midtown	60	57	0	0	300	297	3	L(27),D(29),O(4)	0	0	26,000,000
17	Torrance Plaza West	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	25,000,000
18	Wolflin Village Shopping Center	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	21,500,000
19	24 Hour Fitness - Pleasanton	60	58	0	0	240	238	2	L(26),D(30),O(4)	5	5	20,350,000
20	Merit Medical Systems	102	101	0	0	300	299	1	L(25),D(73),O(4)	5	5	19,900,000
21	Brookwood Village	84	82	0	0	360	358	2	L(26),D(55),O(3)	5	5	16,564,000
22	Del Monte Portfolio	60	57	0	0	240	237	3	L(27),D(29),O(4)	5	5	24,300,000
22.01	Del Monte - Toppenish											9,600,000
22.02	Del Monte - Mendota											8,900,000
22.03	Del Monte - Plover											5,800,000
23	SpringHill Suites Wheeling	120	119	0	0	300	299	1	L(25),D(93),O(2)	5	5	16,600,000
24	H-Mart Portfolio	120	118	0	0	360	358	2	L(26),D(90),O(4)	5	5	14,795,000
24.01	H Mart - Carrollton											9,620,000
24.02	Super H Mart - Riverdale											5,175,000
25	Flagship Storage Portfolio - Ohio	120	118	0	0	300	298	2	L(26),D(90),O(4)	5	5	15,350,000
25.01	6784 Hopkins Road											3,100,000
25.02	1500 Brush Road											2,775,000
25.03	23640 Lakeland Boulevard											2,600,000
25.04	4820 Frank Road NW											2,275,000
25.05	4376 North Ridge Road											1,900,000
25.06	5920 Highline Avenue NW											1,700,000
25.07	38255 St Claire Street											1,000,000
26	Marriott Courtyard Monroeville	120	119	0	0	300	299	1	L(25),D(93),O(2)	5	5	14,100,000
27	Fairfield Inn & Suites Verona	120	118	0	0	300	298	2	L(26),D(90),O(4)	5	5	14,400,000
28	Belleville Crossing	120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	13,150,000
29	Silver Springs Pointe	120	116	120	116	0	0	4	L(25),GRTR 1% or YM(91),O(4)	0	0	16,460,000
30	Poughkeepsie Galleria II	120	116	0	0	360	356	4	L(12),GRTR 1% or YM(16),D(88),O(4)	5	0	15,500,000
31	Sprint Center	60	57	0	0	240	237	3	L(27),D(26),O(7)	5	5	14,900,000
32	Hampton Inn Jacksonville	60	57	0	0	300	297	3	L(27),D(30),O(3)	0	0	10,500,000
33	Dayton Park	120	119	0	0	360	359	1	L(25),GRTR 1% or YM(88),O(7)	0	0	9,900,000
34	Westchase Corporate Park	60	58	0	0	360	358	2	L(26),D(32),O(2)	5	5	10,000,000
35	354 Mountain View Drive	60	57	0	0	360	357	3	L(27),D(29),O(4)	5	5	10,500,000
36	Hilton Garden Inn	60	56	0	0	300	296	4	L(28),D(29),O(3)	5	5	9,800,000
37	1680-1700 East Touhy Avenue	60	59	0	0	300	299	1	L(25),D(31),O(4)	0	0	11,600,000
38	356 Mountain View Drive	60	57	0	0	360	357	3	L(27),D(29),O(4)	5	5	8,900,000
39	Plymouth Woods Apartments	120	117	0	0	360	357	3	L(27),D(89),O(4)	5	5	8,600,000
40	TimBuck II	120	120	0	0	360	360	0	L(24),D(91),O(5)	0	15	8,750,000

A-1-8

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(3)	Appraised Value ($)

41	American Self Storage - Palo Alto	120	117	0	0	360	357	3	L(27),D(90),O(3)	5	5	10,200,000
42	Amsdell Self Storage 4 Portfolio	120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	8,500,000
42.01	Amsdell Self Storage - Flat Rock											2,900,000
42.02	Amsdell Self Storage - Fraser											2,500,000
42.03	Amsdell Self Storage - Shelby											1,600,000
42.04	Amsdell Self Storage - Waterford											1,500,000
43	Western States Corvallis	120	117	24	21	360	360	3	L(27),D(90),O(3)	5	5	8,050,000
44	Boardwalk Apartments	120	118	0	0	300	298	2	L(26),D(90),O(4)	5	5	8,000,000
45	Western States Eugene	120	117	24	21	360	360	3	L(27),D(90),O(3)	5	5	7,500,000
46	Boulder Bins Self Storage	120	117	0	0	360	357	3	L(27),D(90),O(3)	5	5	8,350,000
47	Ross Valley Self Storage	120	117	0	0	360	357	3	L(27),D(90),O(3)	5	5	9,200,000
48	Candlewood Suites Houston, TX	84	83	0	0	300	299	1	L(25),D(56),O(3)	0	0	8,000,000
49	Lock It San Diego Self Storage	120	117	0	0	360	357	3	L(24),GRTR 1% or YM(93),O(3)	5	5	7,420,000
50	Burlington Self Storage	60	58	24	22	360	360	2	L(26),D(31),O(3)	5	5	6,050,000
51	Agilent Technologies - Folsom, CA	120	118	0	0	240	238	2	L(26),D(90),O(4)	5	0	7,250,000
52	Torrey Corner	120	118	0	0	360	358	2	L(26),D(91),O(3)	5	5	6,100,000
53	Hill Country Self Storage	120	117	0	0	360	357	3	L(27),D(90),O(3)	5	5	6,150,000
54	Azalea Plaza	120	119	0	0	360	359	1	L(25),D(92),O(3)	5	5	5,600,000
55	Royal Highlander	60	60	0	0	360	360	0	L(24),D(32),O(4)	0	0	5,500,000
56	AC Self Storage - Corinth	120	116	24	20	360	360	4	L(28),D(89),O(3)	5	5	5,840,000
57	Country Estates MHC	60	56	0	0	300	296	4	L(28),D(29),O(3)	5	5	5,430,000
58	180 West Washington Office	120	119	0	0	324	323	1	L(25),D(92),O(3)	5	5	5,675,000
59	Castle Rock Self Storage	120	118	0	0	360	358	2	L(26),D(91),O(3)	5	5	5,940,000
60	American Mini Storage I & II	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	5,550,000
61	Safari MHC	120	116	0	0	360	356	4	L(28),D(88),O(4)	0	0	7,000,000
62	Mimi's Plaza	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	6,300,000
63	Bed Bath & Beyond	120	118	0	0	240	238	2	L(59),GRTR 1% or YM(57),O(4)	0	0	4,450,000
64	Willows MHC	120	120	0	0	360	360	0	L(24),D(89),O(7)	0	0	4,150,000
65	Mill Creek Village	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	2	3,875,000
66	New Market Square	60	56	0	0	360	356	4	L(28),D(28),O(4)	5	5	4,200,000
67	Pecan Valley Estates	120	119	0	0	360	359	1	L(25),GRTR 1% or YM(92),O(3)	0	0	3,880,000
68	Metro Storage	120	118	0	0	360	358	2	L(26),GRTR 1% or YM(90),O(4)	5	5	4,000,000
69	Holly Acres	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	3,380,000
70	First American Self Storage - River Oaks	120	116	0	0	300	296	4	L(28),D(88),O(4)	0	10	3,100,000
71	Friendly Village MHC	120	118	0	0	360	358	2	L(26),GRTR 1% or YM(90),O(4)	5	5	3,800,000
72	2 Claire Road	120	118	0	0	300	298	2	L(26),GRTR 1% or YM(90),O(4)	5	5	3,700,000
73	Georgetown South Apartments	120	116	0	0	300	296	4	L(28),GRTR 1% or YM(88),O(4)	5	5	3,200,000
74	Reynolda Self Storage	120	117	0	0	300	297	3	L(27),GRTR 1% or YM(89),O(4)	5	5	2,650,000
75	Hidden Lane Apartments	120	117	0	0	300	297	3	L(27),GRTR 1% or YM(89),O(4)	5	5	1,850,000

A-1-9

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraisal Date	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD	Cut-off Date U/W NOI Debt Yield	Cut-off Date U/W NCF Debt Yield	U/W Revenues ($)(5)	U/W Expenses ($)	U/W Net Operating Income ($)(5)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)(5)

1	The Domain	6/27/2011	1.44	1.35	53.4%	44.6%	9.7%	9.1%	32,233,248	12,000,735	20,232,513	175,795	1,080,076	18,976,642
2	Puck Building	6/1/2011	1.27	1.25	60.7%	56.3%	8.5%	8.4%	9,969,507	2,756,968	7,212,539	51,674	62,625	7,098,240
3	Arbor Walk and Palms Crossing	Various	1.52	1.38	68.5%	57.4%	10.4%	9.4%	14,003,563	5,562,224	8,441,339	119,921	642,001	7,679,417
3.01	Arbor Walk	6/27/2011							7,950,819	3,839,783	4,111,036	57,309	328,118	3,725,609
3.02	Palms Crossing	7/5/2011							6,052,744	1,722,441	4,330,303	62,612	313,883	3,953,808
4	Village of Rochester Hills	8/26/2011	1.64	1.60	65.7%	58.0%	11.6%	11.3%	9,492,101	3,560,803	5,931,298	50,919	117,758	5,762,621
5	Renaissance North Hills	7/8/2011	1.82	1.63	69.7%	59.1%	13.0%	11.7%	15,955,676	9,781,922	6,173,754	0	0	5,535,527
6	Madonna Plaza	8/1/2011	1.36	1.28	68.0%	57.4%	9.6%	9.0%	5,574,321	1,750,768	3,823,553	81,850	137,983	3,603,720
7	Sugarland Crossing	6/15/2011	1.51	1.41	72.1%	61.2%	10.8%	10.1%	4,274,567	1,047,642	3,226,925	64,156	131,465	3,031,304
8	919 Congress	5/25/2011	1.43	1.32	68.9%	58.0%	9.9%	9.2%	5,276,014	2,503,768	2,772,246	32,944	182,839	2,556,463
9	Patriot Tech Center	7/19/2011	1.58	1.31	60.2%	51.2%	11.5%	9.5%	4,483,156	1,320,200	3,162,956	230,894	312,951	2,619,111
10	Ascent Hotel Portfolio	Various	1.95	1.79	60.1%	46.7%	15.1%	13.9%	7,623,501	3,917,494	3,706,007	0	0	3,401,282
10.01	Hampton Inn & Suites - Montgomery	8/8/2011							2,175,894	1,159,816	1,016,078	0	0	929,257
10.02	Holiday Inn Express - Atmore	8/9/2011							2,235,477	1,027,917	1,207,560	0	0	1,118,141
10.03	Hampton Inn - New Albany	8/11/2011							1,532,405	863,507	668,898	0	0	607,602
10.04	Hampton Inn - Enterprise	8/11/2011							1,679,725	866,254	813,471	0	0	746,282
11	Torrance Plaza East	7/28/2011	1.58	1.43	65.9%	55.8%	11.3%	10.2%	3,845,462	1,460,899	2,384,563	50,252	174,200	2,160,111
12	Flagship Storage Portfolio - Indiana	Various	1.47	1.42	69.6%	54.5%	11.7%	11.3%	3,908,991	1,547,903	2,361,088	78,208	0	2,282,879
12.01	8270 Michigan Road	3/22/2011							756,458	248,124	508,334	11,254	0	497,080
12.02	2251 Shadeland Avenue	4/1/2011							546,774	192,423	354,350	13,797	0	340,554
12.03	5425 North Tacoma Avenue	4/1/2011							459,798	162,763	297,035	9,290	0	287,745
12.04	9685 Fall Creek Road	4/1/2011							532,887	250,708	282,179	9,158	0	273,022
12.05	3601 West 96th Street	3/22/2011							412,431	162,979	249,452	6,570	0	242,882
12.06	551 East Stover Avenue	4/1/2011							465,138	224,433	240,705	12,030	0	228,675
12.07	920 County Line Road	4/1/2011							369,954	148,075	221,879	6,765	0	215,114
12.08	3912 North Glen Arm Road	3/22/2011							365,551	158,397	207,154	9,346	0	197,808
13	PetSmart	7/15/2011	1.44	1.25	49.9%	39.4%	11.7%	10.1%	2,409,091	73,227	2,335,864	161,255	156,057	2,018,553
14	Overlook at the Rim	3/25/2011	3.17	3.12	54.8%	54.8%	15.0%	14.8%	4,384,091	1,690,446	2,693,646	36,256	0	2,657,389
15	8301 Professional Place	7/8/2011	1.65	1.51	68.4%	58.3%	12.0%	11.0%	3,262,714	1,303,297	1,959,417	34,250	137,105	1,788,062
16	Residence Inn Atlanta Midtown	6/20/2011	1.69	1.49	59.4%	53.5%	12.6%	11.0%	5,948,018	4,005,659	1,942,359	0	0	1,704,438
17	Torrance Plaza West	7/28/2011	1.52	1.34	61.5%	52.2%	10.9%	9.6%	3,025,169	1,354,155	1,671,014	55,089	142,276	1,473,649
18	Wolflin Village Shopping Center	7/27/2011	1.46	1.33	69.7%	59.6%	10.8%	9.8%	2,111,680	489,348	1,622,332	23,952	126,525	1,471,854
19	24 Hour Fitness - Pleasanton	6/8/2011	1.47	1.42	66.5%	56.6%	12.2%	11.8%	2,071,590	421,695	1,649,895	11,241	41,273	1,597,380
20	Merit Medical Systems	6/29/2011	1.60	1.43	65.3%	54.1%	13.0%	11.6%	1,735,773	52,073	1,683,700	46,428	129,775	1,507,496
21	Brookwood Village	6/27/2011	1.41	1.37	73.8%	66.4%	9.8%	9.5%	1,707,439	509,175	1,198,264	41,175	0	1,157,089
22	Del Monte Portfolio	Various	1.63	1.35	46.4%	39.0%	12.8%	10.6%	1,884,092	443,459	1,440,634	72,460	175,855	1,192,319
22.01	Del Monte - Toppenish	7/6/2011							780,392	183,681	596,712	30,013	72,839	493,859
22.02	Del Monte - Mendota	7/5/2011							657,833	154,834	502,999	25,300	61,400	416,300
22.03	Del Monte - Plover	7/6/2011							445,866	104,944	340,923	17,148	41,616	282,160
23	SpringHill Suites Wheeling	6/21/2011	1.71	1.55	67.1%	52.7%	13.7%	12.4%	3,536,979	2,009,675	1,527,304	0	0	1,385,825
24	H-Mart Portfolio	Various	1.57	1.48	74.8%	63.7%	11.4%	10.7%	1,704,428	444,505	1,259,924	20,497	54,488	1,184,939
24.01	H Mart - Carrollton	5/16/2011							1,114,564	300,701	813,863	11,843	35,592	766,428
24.02	Super H Mart - Riverdale	5/19/2011							589,864	143,803	446,061	8,654	18,895	418,512
25	Flagship Storage Portfolio - Ohio	Various	1.46	1.38	69.5%	54.4%	11.6%	11.0%	2,347,269	1,107,920	1,239,349	66,703	0	1,172,646
25.01	6784 Hopkins Road	3/17/2011							407,857	165,905	241,951	10,285	0	231,666
25.02	1500 Brush Road	3/17/2011							446,257	209,326	236,930	9,382	0	227,548
25.03	23640 Lakeland Boulevard	3/17/2011							364,908	184,031	180,878	9,495	0	171,383
25.04	4820 Frank Road NW	3/23/2011							326,221	138,956	187,265	8,868	0	178,397
25.05	4376 North Ridge Road	3/17/2011							327,209	158,329	168,881	12,780	0	156,101
25.06	5920 Highline Avenue NW	3/23/2011							256,474	118,521	137,953	9,080	0	128,873
25.07	38255 St Claire Street	3/17/2011							218,343	132,852	85,491	6,813	0	78,679
26	Marriott Courtyard Monroeville	6/21/2011	1.67	1.50	69.4%	54.5%	13.4%	12.0%	3,328,481	2,016,297	1,312,184	0	0	1,179,045
27	Fairfield Inn & Suites Verona	7/1/2011	1.65	1.45	65.8%	51.5%	13.1%	11.5%	3,182,464	1,942,259	1,240,205	0	0	1,091,707
28	Belleville Crossing	6/16/2011	1.45	1.35	70.2%	60.4%	10.9%	10.1%	1,493,885	483,868	1,010,017	12,959	60,206	936,852
29	Silver Springs Pointe	5/18/2011	2.92	2.73	53.5%	53.5%	14.9%	14.0%	1,500,195	186,623	1,313,572	32,209	52,074	1,229,289
30	Poughkeepsie Galleria II	6/10/2011	2.01	1.87	54.6%	45.5%	13.4%	12.5%	1,609,629	472,749	1,136,880	16,400	65,216	1,055,264
31	Sprint Center	6/29/2011	1.98	1.66	56.6%	47.7%	15.6%	13.1%	1,905,797	587,662	1,318,135	18,946	195,153	1,104,036
32	Hampton Inn Jacksonville	7/1/2011	1.73	1.54	69.7%	63.8%	14.1%	12.5%	2,917,470	1,882,718	1,034,752	0	0	918,053
33	Dayton Park	5/23/2011	1.43	1.37	73.2%	62.7%	10.6%	10.2%	1,256,137	487,962	768,175	29,403	0	738,772
34	Westchase Corporate Park	7/7/2011	1.59	1.34	69.9%	65.6%	11.5%	9.7%	1,692,396	885,519	806,877	35,395	92,988	678,493
35	354 Mountain View Drive	5/18/2011	1.88	1.63	66.5%	61.8%	12.7%	11.0%	1,334,337	451,376	882,961	11,905	104,052	767,004
36	Hilton Garden Inn	6/1/2011	1.99	1.75	69.6%	62.7%	14.5%	12.8%	2,970,833	1,980,569	990,265	0	0	871,432
37	1680-1700 East Touhy Avenue	5/31/2011	2.16	1.95	57.7%	52.5%	17.2%	15.6%	1,190,007	35,700	1,154,307	25,200	83,626	1,045,481
38	356 Mountain View Drive	5/18/2011	1.59	1.43	70.8%	65.9%	10.7%	9.6%	1,067,022	392,296	674,726	10,190	57,000	607,536
39	Plymouth Woods Apartments	5/26/2011	1.69	1.56	71.9%	60.7%	11.8%	10.9%	1,420,229	688,776	731,453	56,160	0	675,293
40	TimBuck II	4/21/2011	1.57	1.50	68.6%	58.8%	11.8%	11.2%	991,466	282,531	708,935	5,763	29,068	674,104

A-1-10

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraisal Date	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD	Cut-off Date U/W NOI Debt Yield	Cut-off Date U/W NCF Debt Yield	U/W Revenues ($)(5)	U/W Expenses ($)	U/W Net Operating Income ($)(5)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)(5)

41	American Self Storage - Palo Alto	3/17/2011	1.80	1.79	58.6%	49.1%	12.3%	12.2%	1,134,759	397,882	736,877	7,453	0	729,424
42	Amsdell Self Storage 4 Portfolio	6/18/2011	1.63	1.55	69.9%	59.3%	11.7%	11.1%	1,622,900	927,728	695,170	33,106	0	662,064
42.01	Amsdell Self Storage - Flat Rock	6/18/2011							416,330	198,703	217,626	8,150	0	209,476
42.02	Amsdell Self Storage - Fraser	6/18/2011							373,267	199,158	174,108	9,633	0	164,475
42.03	Amsdell Self Storage - Shelby	6/18/2011							445,314	325,729	119,585	8,370	0	111,215
42.04	Amsdell Self Storage - Waterford	6/18/2011							387,989	204,138	183,851	6,953	0	176,898
43	Western States Corvallis	5/23/2011	1.34	1.30	73.6%	64.8%	9.3%	9.1%	696,033	144,053	551,980	13,000	0	538,980
44	Boardwalk Apartments	6/7/2011	1.28	1.20	71.7%	56.1%	10.2%	9.5%	1,430,806	846,752	584,055	39,150	0	544,905
45	Western States Eugene	5/23/2011	1.27	1.24	75.0%	66.5%	9.1%	8.9%	617,424	105,794	511,630	9,600	0	502,030
46	Boulder Bins Self Storage	4/18/2011	1.85	1.81	65.7%	55.0%	12.7%	12.3%	1,176,229	482,043	694,186	17,280	0	676,906
47	Ross Valley Self Storage	3/17/2011	1.91	1.85	58.5%	49.0%	13.0%	12.6%	1,046,868	346,121	700,747	19,760	0	680,987
48	Candlewood Suites Houston, TX	8/9/2011	1.65	1.49	62.4%	54.3%	13.5%	12.2%	1,639,631	963,187	676,444	0	0	611,797
49	Lock It San Diego Self Storage	5/28/2011	1.50	1.48	67.2%	56.6%	10.5%	10.3%	846,626	325,025	521,601	8,552	0	513,049
50	Burlington Self Storage	6/1/2011	1.44	1.41	73.7%	70.9%	10.1%	9.9%	842,074	390,368	451,706	10,462	0	441,244
51	Agilent Technologies - Folsom, CA	7/8/2011	1.42	1.29	59.7%	39.1%	12.1%	11.0%	750,338	227,681	522,657	8,546	38,597	475,513
52	Torrey Corner	7/5/2011	1.95	1.85	69.8%	59.0%	13.8%	13.1%	723,913	135,461	588,451	2,936	27,000	558,515
53	Hill Country Self Storage	5/20/2011	1.55	1.47	68.1%	57.5%	10.8%	10.3%	750,026	296,042	453,984	10,909	12,635	430,440
54	Azalea Plaza	5/25/2011	1.58	1.46	74.1%	63.4%	11.8%	10.9%	620,556	131,412	489,144	6,178	30,608	452,358
55	Royal Highlander	7/13/2011	1.51	1.47	70.7%	66.4%	11.2%	10.8%	1,066,026	631,001	435,025	13,550	0	421,475
56	AC Self Storage - Corinth	5/4/2011	1.66	1.60	64.6%	56.4%	11.2%	10.8%	718,213	296,816	421,397	14,599	0	406,798
57	Country Estates MHC	4/15/2011	1.38	1.37	67.8%	61.2%	10.4%	10.2%	545,019	163,847	381,172	5,228	0	375,944
58	180 West Washington Office	8/10/2011	1.90	1.55	63.4%	51.7%	14.6%	11.9%	807,247	280,607	526,640	8,934	89,630	428,076
59	Castle Rock Self Storage	7/13/2011	1.53	1.50	58.8%	51.0%	12.0%	11.7%	651,202	233,101	418,101	10,493	0	407,608
60	American Mini Storage I & II	6/1/2011	1.70	1.64	62.1%	53.7%	13.1%	12.6%	728,712	277,980	450,732	16,130	0	434,602
61	Safari MHC	5/31/2011	1.76	1.73	49.1%	42.1%	13.0%	12.7%	947,679	500,722	446,957	9,462	0	437,495
62	Mimi's Plaza	6/25/2011	2.06	1.89	47.6%	40.7%	15.2%	13.9%	628,170	171,040	457,130	9,127	29,833	418,170
63	Bed Bath & Beyond	5/3/2011	1.43	1.35	67.1%	44.2%	12.4%	11.7%	380,623	10,786	369,837	9,451	12,328	348,058
64	Willows MHC	7/28/2011	1.47	1.44	68.2%	58.7%	11.2%	10.9%	500,000	183,438	316,562	7,350	0	309,212
65	Mill Creek Village	8/6/2011	1.54	1.40	69.6%	60.0%	11.7%	10.6%	453,898	139,472	314,426	2,856	24,937	286,633
66	New Market Square	5/10/2011	1.86	1.67	64.0%	59.7%	12.8%	11.4%	463,601	120,148	343,453	6,432	29,192	307,827
67	Pecan Valley Estates	5/11/2011	1.65	1.59	67.0%	57.7%	12.5%	12.1%	669,800	344,947	324,853	11,550	0	313,303
68	Metro Storage	6/21/2011	1.66	1.62	61.2%	53.1%	12.9%	12.6%	568,476	251,808	316,668	7,705	0	308,963
69	Holly Acres	4/26/2011	1.40	1.35	70.2%	60.5%	10.6%	10.2%	474,351	222,547	251,804	9,372	0	242,432
70	First American Self Storage - River Oaks	3/31/2011	1.68	1.65	69.6%	54.2%	13.1%	12.8%	554,314	271,660	282,654	6,201	0	276,453
71	Friendly Village MHC	7/15/2011	1.58	1.53	56.5%	48.8%	12.1%	11.7%	686,307	425,889	260,418	9,000	0	251,418
72	2 Claire Road	5/17/2011	1.60	1.50	58.0%	45.3%	12.7%	11.9%	412,899	141,601	271,298	6,225	9,447	255,626
73	Georgetown South Apartments	6/8/2011	1.79	1.46	65.3%	51.2%	14.2%	11.5%	755,719	459,311	296,408	55,300	0	241,108
74	Reynolda Self Storage	6/14/2011	1.61	1.54	62.0%	48.5%	12.6%	12.1%	436,525	228,760	207,765	8,858	0	198,907
75	Hidden Lane Apartments	5/24/2011	1.83	1.59	69.7%	54.9%	14.7%	12.8%	466,099	275,852	190,246	24,948	0	165,298

A-1-11

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Occupancy Rate(5)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)(6)	Most Recent Expenses ($)(6)	Most Recent NOI ($)(6)	Most Recent Capital Expenditures	Most Recent NCF ($)(6)	Most Recent Hotel ADR	Most Recent Hotel RevPAR

1	The Domain	86.4%	6/27/2011			TTM 8/31/2011	31,055,635	12,681,334	18,374,301	0	18,374,301
2	Puck Building	94.2%	6/15/2011			Actual 2010	6,167,483	3,017,799	3,149,684	0	3,149,684
3	Arbor Walk and Palms Crossing	97.3%	6/27/2011			TTM 5/31/2011	13,642,339	4,727,661	8,914,678	0	8,914,678
3.01	Arbor Walk	95.4%	6/27/2011			TTM 5/31/2011	7,912,690	3,192,083	4,720,607	0	4,720,607
3.02	Palms Crossing	100.0%	6/27/2011			TTM 5/31/2011	5,729,649	1,535,578	4,194,071	0	4,194,071
4	Village of Rochester Hills	95.0%	9/8/2011			TTM 7/31/2011	9,460,511	3,419,362	6,041,149	114,964	5,926,185
5	Renaissance North Hills	74.2%	8/31/2011	162	120	TTM 8/31/2011	15,627,081	9,658,412	5,968,669	103,697	5,864,972	162	120
6	Madonna Plaza	92.9%	10/6/2011			TTM 4/30/2011	5,079,829	1,321,638	3,758,191	0	3,758,191
7	Sugarland Crossing	94.7%	7/28/2011			TTM 5/31/2011	4,220,498	1,105,908	3,114,590	0	3,114,590
8	919 Congress	90.7%	6/1/2011			TTM 4/30/2011	4,830,718	2,441,781	2,388,937	0	2,388,937
9	Patriot Tech Center	84.1%	9/19/2011			TTM 6/30/2011	4,061,441	1,220,056	2,841,385	0	2,841,385
10	Ascent Hotel Portfolio	70.4%	6/30/2011	91	64	TTM 6/30/2011	7,622,425	4,059,102	3,563,323	0	3,563,323	91	64
10.01	Hampton Inn & Suites - Montgomery	70.7%	6/30/2011	98	69	TTM 6/30/2011	2,174,764	1,277,059	897,705	0	897,705	98	69
10.02	Holiday Inn Express - Atmore	82.1%	6/30/2011	92	76	TTM 6/30/2011	2,235,460	1,120,608	1,114,852	0	1,114,852	92	76
10.03	Hampton Inn - New Albany	58.8%	6/30/2011	85	50	TTM 6/30/2011	1,532,477	726,251	806,226	0	806,226	85	50
10.04	Hampton Inn - Enterprise	70.8%	6/30/2011	86	61	TTM 6/30/2011	1,679,724	935,184	744,540	0	744,540	86	61
11	Torrance Plaza East	80.1%	9/12/2011			TTM 6/30/2011	3,606,716	1,387,923	2,218,793	300,955	1,917,838
12	Flagship Storage Portfolio - Indiana	78.1%	7/17/2011			TTM 6/30/2011	3,917,054	1,488,737	2,428,317	0	2,428,317
12.01	8270 Michigan Road	89.8%	7/17/2011			TTM 6/30/2011	756,703	239,976	516,727	0	516,727
12.02	2251 Shadeland Avenue	76.6%	7/17/2011			TTM 6/30/2011	548,954	187,528	361,426	0	361,426
12.03	5425 North Tacoma Avenue	74.0%	7/17/2011			TTM 6/30/2011	461,288	155,348	305,940	0	305,940
12.04	9685 Fall Creek Road	81.7%	7/17/2011			TTM 6/30/2011	533,711	239,422	294,289	0	294,289
12.05	3601 West 96th Street	82.2%	7/17/2011			TTM 6/30/2011	412,766	150,705	262,061	0	262,061
12.06	551 East Stover Avenue	67.6%	7/17/2011			TTM 6/30/2011	465,900	216,453	249,447	0	249,447
12.07	920 County Line Road	86.1%	7/17/2011			TTM 6/30/2011	370,484	141,197	229,287	0	229,287
12.08	3912 North Glen Arm Road	71.3%	7/17/2011			TTM 6/30/2011	367,248	158,108	209,140	0	209,140
13	PetSmart	100.0%	11/1/2011			Actual 2010	2,676,768	1,117	2,675,651	0	2,675,651
14	Overlook at the Rim	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
15	8301 Professional Place	97.2%	6/1/2011			TTM 5/31/2011	3,527,786	1,270,632	2,257,154	0	2,257,154
16	Residence Inn Atlanta Midtown	79.9%	5/31/2011	116	93	TTM 5/31/2011	5,947,904	4,036,941	1,910,963	237,916	1,673,047	116	93
17	Torrance Plaza West	81.2%	8/1/2011			TTM 6/30/2011	3,009,168	1,279,887	1,729,281	97,536	1,631,745
18	Wolflin Village Shopping Center	96.8%	8/3/2011			TTM 6/30/2011	2,158,314	533,896	1,624,418	0	1,624,418
19	24 Hour Fitness - Pleasanton	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
20	Merit Medical Systems	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
21	Brookwood Village	100.0%	8/29/2011			TTM 6/30/2011	1,768,973	491,888	1,277,085	35,282	1,241,803
22	Del Monte Portfolio	100.0%	10/1/2011			Actual 2010	3,264,083	22,558	3,241,525	0	3,241,525
22.01	Del Monte - Toppenish	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
22.02	Del Monte - Mendota	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
22.03	Del Monte - Plover	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
23	SpringHill Suites Wheeling	77.2%	5/31/2011	111	83	TTM 5/31/2011	3,640,731	2,056,733	1,583,997	0	1,583,997	111	86
24	H-Mart Portfolio	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
24.01	H Mart - Carrollton	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
24.02	Super H Mart - Riverdale	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
25	Flagship Storage Portfolio - Ohio	78.1%	7/17/2011			TTM 6/30/2011	2,348,796	1,064,947	1,283,849	0	1,283,849
25.01	6784 Hopkins Road	92.2%	7/17/2011			TTM 6/30/2011	409,495	162,373	247,122	0	247,122
25.02	1500 Brush Road	70.8%	7/17/2011			TTM 6/30/2011	447,114	204,324	242,790	0	242,790
25.03	23640 Lakeland Boulevard	70.8%	7/17/2011			TTM 6/30/2011	364,413	174,061	190,352	0	190,352
25.04	4820 Frank Road NW	82.0%	7/17/2011			TTM 6/30/2011	327,031	130,257	196,774	0	196,774
25.05	4376 North Ridge Road	73.9%	7/17/2011			TTM 6/30/2011	328,478	153,196	175,282	0	175,282
25.06	5920 Highline Avenue NW	80.9%	7/17/2011			TTM 6/30/2011	254,451	112,073	142,378	0	142,378
25.07	38255 St Claire Street	76.4%	7/17/2011			TTM 6/30/2011	217,814	128,663	89,151	0	89,151
26	Marriott Courtyard Monroeville	79.0%	5/31/2011	118	88	TTM 5/31/2011	3,506,000	2,105,942	1,400,058	0	1,400,058	118	93
27	Fairfield Inn & Suites Verona	72.5%	6/30/2011	119	87	TTM 6/30/2011	3,201,856	1,911,187	1,290,669	0	1,290,669	119	87
28	Belleville Crossing	94.6%	6/30/2011			NAV	NAV	NAV	NAV	NAV	NAV
29	Silver Springs Pointe	98.1%	5/10/2011			Actual 2010	1,443,161	153,266	1,289,895	2,520	1,287,375
30	Poughkeepsie Galleria II	100.0%	6/8/2011			TTM 4/30/2011	2,112,466	473,339	1,639,127	0	1,639,127
31	Sprint Center	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
32	Hampton Inn Jacksonville	66.8%	5/31/2011	100	67	TTM 5/31/2011	2,901,327	1,873,633	1,027,694	0	1,027,694	100	66
33	Dayton Park	97.9%	8/1/2011			TTM 7/31/2011	1,311,485	636,917	674,568	0	674,568
34	Westchase Corporate Park	85.5%	8/1/2011			TTM 5/31/2011	1,719,515	891,903	827,612	0	827,612
35	354 Mountain View Drive	100.0%	6/16/2011			Actual 2010	1,402,011	435,875	966,136	0	966,136
36	Hilton Garden Inn	54.9%	5/31/2011	104	57	TTM 5/31/2011	2,970,833	1,942,567	1,028,266	118,833	909,433	104	57
37	1680-1700 East Touhy Avenue	100.0%	11/1/2011			Annualized T6 6/30/2010	1,272,000	25,440	1,246,560	90,160	1,156,400
38	356 Mountain View Drive	87.2%	6/17/2011			Actual 2010	1,219,933	381,301	838,632	0	838,632
39	Plymouth Woods Apartments	99.4%	6/8/2011			TTM 5/31/2011	1,399,779	683,555	716,224	48,330	667,894
40	TimBuck II	100.0%	9/6/2011			TTM 5/31/2011	1,000,152	265,248	734,904	0	729,904

A-1-12

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Occupancy Rate(5)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)(6)	Most Recent Expenses ($)(6)	Most Recent NOI ($)(6)	Most Recent Capital Expenditures	Most Recent NCF ($)(6)	Most Recent Hotel ADR	Most Recent Hotel RevPAR

41	American Self Storage - Palo Alto	95.3%	7/19/2011			TTM 3/31/2011	1,137,759	373,169	764,590	39,000	725,590
42	Amsdell Self Storage 4 Portfolio	81.3%	7/27/2011			TTM 5/31/2011	1,622,898	924,424	698,474	0	698,474
42.01	Amsdell Self Storage - Flat Rock	77.9%	7/27/2011			TTM 5/31/2011	416,329	201,193	215,136	0	215,136
42.02	Amsdell Self Storage - Fraser	67.4%	7/27/2011			TTM 5/31/2011	373,266	188,455	184,811	0	184,811
42.03	Amsdell Self Storage - Shelby	93.3%	7/27/2011			TTM 5/31/2011	445,314	317,649	127,665	0	127,665
42.04	Amsdell Self Storage - Waterford	90.2%	7/27/2011			TTM 5/31/2011	387,989	217,127	170,862	0	170,862
43	Western States Corvallis	100.0%	7/13/2011			TTM 4/30/2011	719,425	128,584	590,841	13,757	577,084
44	Boardwalk Apartments	92.0%	5/31/2011			TTM 6/30/2011	1,434,017	921,022	512,995	0	512,995
45	Western States Eugene	100.0%	2/14/2011			TTM 4/30/2011	579,045	75,969	503,076	0	503,076
46	Boulder Bins Self Storage	96.7%	7/19/2011			TTM 3/31/2011	1,194,998	480,215	714,783	44,577	670,206
47	Ross Valley Self Storage	89.1%	7/19/2011			TTM 3/31/2011	1,054,217	348,768	705,449	13,435	692,014
48	Candlewood Suites Houston, TX	74.8%	8/31/2011	73	55	TTM 8/31/2011	1,639,646	1,061,480	578,166	0	578,166	73	55
49	Lock It San Diego Self Storage	95.6%	7/29/2011			TTM 4/30/2011	859,289	296,306	562,983	36,076	526,907
50	Burlington Self Storage	74.7%	5/31/2011			TTM 4/30/2011	816,587	356,418	460,169	10,467	449,702
51	Agilent Technologies - Folsom, CA	100.0%	11/1/2011			Actual 2010	928,266	233,250	695,016	0	695,016
52	Torrey Corner	100.0%	8/31/2011			Actual 2010	809,434	133,951	675,483	0	675,483
53	Hill Country Self Storage	87.7%	8/31/2011			TTM 4/30/2011	694,824	339,281	355,543	23,470	332,073
54	Azalea Plaza	100.0%	8/25/2011			Actual 2010	606,119	126,068	480,050	0	480,050
55	Royal Highlander	80.7%	7/7/2011			TTM 6/30/2011	1,051,610	600,426	451,184	62,562	388,622
56	AC Self Storage - Corinth	91.5%	5/31/2011			TTM 5/31/2011	718,213	286,982	431,231	13,172	418,059
57	Country Estates MHC	98.1%	3/31/2011			TTM 2/28/2011	561,477	159,911	401,566	84,571	316,995
58	180 West Washington Office	100.0%	8/1/2011			Actual 2010	874,341	281,016	593,325	0	593,325
59	Castle Rock Self Storage	86.0%	6/30/2011			TTM 6/30/2011	648,892	232,205	416,687	10,493	406,194
60	American Mini Storage I & II	86.1%	5/31/2011			TTM 5/31/2011	728,712	268,563	460,150	0	460,150
61	Safari MHC	99.0%	5/5/2011			Annualized T7 7/31/2011	964,264	503,646	460,619	0	460,619
62	Mimi's Plaza	100.0%	6/1/2011			TTM 6/30/2011	694,076	163,993	530,082	0	530,082
63	Bed Bath & Beyond	100.0%	8/1/2011			Actual 2010	410,930	9,174	401,756	2,240	399,516
64	Willows MHC	87.1%	9/1/2011			TTM 6/30/2011	496,495	178,335	318,160	0	318,160
65	Mill Creek Village	83.9%	7/31/2011			TTM 6/30/2011	497,802	150,765	347,037	0	347,037
66	New Market Square	95.5%	5/9/2011			Actual 2010	466,093	101,571	364,522	0	364,522
67	Pecan Valley Estates	99.1%	4/30/2011			TTM 7/31/2011	673,937	334,773	339,164	0	339,164
68	Metro Storage	90.9%	7/19/2011			TTM 6/30/2011	603,186	216,741	386,445	0	386,445
69	Holly Acres	97.2%	8/31/2011			Annualized T6 6/30/2011	475,582	208,373	267,209	0	267,209
70	First American Self Storage - River Oaks	89.3%	7/31/2011			TTM 7/31/2011	561,388	280,127	281,261	0	281,261
71	Friendly Village MHC	100.0%	8/1/2011			TTM 6/30/2011	703,407	402,507	300,900	0	300,900
72	2 Claire Road	100.0%	8/1/2011			TTM 6/30/2011	499,174	143,344	355,830	0	355,830
73	Georgetown South Apartments	92.9%	6/10/2011			TTM 5/31/2011	793,897	385,341	408,556	0	408,556
74	Reynolda Self Storage	91.1%	7/18/2011			TTM 5/31/2011	444,673	221,263	223,410	4,660	218,750
75	Hidden Lane Apartments	92.2%	6/13/2011			TTM 5/31/2011	466,875	260,526	206,349	0	206,349

A-1-13

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)(6)	Second Most Recent Expenses ($)(6)	Second Most Recent NOI ($)(6)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)(6)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)(6)	Third Most Recent Expenses ($)(6)

1	The Domain	Actual 2010	30,228,533	12,055,230	18,173,303	0	18,173,303			Actual 2009	22,861,849	8,868,323
2	Puck Building	Actual 2009	5,858,902	2,712,269	3,146,633	0	3,146,633			Actual 2008	5,463,535	2,933,093
3	Arbor Walk and Palms Crossing	Actual 2010	13,342,720	4,662,605	8,680,115	0	8,680,115			Actual 2009	13,377,430	4,703,907
3.01	Arbor Walk	Actual 2010	7,595,709	3,148,876	4,446,833	0	4,446,833			Actual 2009	7,654,490	3,180,786
3.02	Palms Crossing	Actual 2010	5,747,011	1,513,729	4,233,282	0	4,233,282			Actual 2009	5,722,940	1,523,121
4	Village of Rochester Hills	Actual 2010	9,674,525	3,501,977	6,172,548	90,000	6,082,548			Actual 2009	10,002,796	3,645,324
5	Renaissance North Hills	Actual 2010	14,342,582	8,949,355	5,393,227	23,241	5,369,986	153	111	Actual 2009	10,788,420	7,090,631
6	Madonna Plaza	Actual 2010	5,017,939	1,398,693	3,619,246	0	3,619,246			Actual 2009	4,331,673	1,465,464
7	Sugarland Crossing	Actual 2010	4,258,536	1,150,892	3,107,644	0	3,107,644			Actual 2009	4,324,094	1,089,334
8	919 Congress	Actual 2010	4,745,808	2,370,962	2,374,846	0	2,374,846			Actual 2009	5,111,916	2,505,964
9	Patriot Tech Center	Actual 2010	4,452,553	1,295,683	3,156,870	0	3,156,870			Actual 2009	4,573,662	1,259,955
10	Ascent Hotel Portfolio	Actual 2010	6,779,323	3,873,918	2,905,405	0	2,905,405	94	57	Actual 2009	4,140,459	2,446,558
10.01	Hampton Inn & Suites - Montgomery	Actual 2010	1,940,547	1,169,681	770,866	0	770,866	102	62	Actual 2009	1,448,886	1,052,725
10.02	Holiday Inn Express - Atmore	Actual 2010	2,099,777	1,035,987	1,063,790	0	1,063,790	97	71	Actual 2009	1,004,638	543,251
10.03	Hampton Inn - New Albany	Actual 2010	1,083,389	703,547	379,842	0	379,842	83	36	NAV	NAV	NAV
10.04	Hampton Inn - Enterprise	Actual 2010	1,655,610	964,703	690,907	0	690,907	93	60	Actual 2009	1,686,935	850,582
11	Torrance Plaza East	Actual 2010	3,803,067	1,362,772	2,440,295	476,459	1,963,836			Actual 2009	4,013,696	1,317,557
12	Flagship Storage Portfolio - Indiana	Actual 2010	3,837,733	1,487,364	2,350,369	0	2,350,369			Actual 2009	3,854,274	1,514,635
12.01	8270 Michigan Road	Actual 2010	759,383	244,473	514,910	0	514,910			Actual 2009	732,756	248,973
12.02	2251 Shadeland Avenue	Actual 2010	522,648	188,982	333,666	0	333,666			Actual 2009	543,598	199,188
12.03	5425 North Tacoma Avenue	Actual 2010	449,082	152,419	296,663	0	296,663			Actual 2009	427,372	156,975
12.04	9685 Fall Creek Road	Actual 2010	512,883	240,388	272,495	0	272,495			Actual 2009	502,050	238,352
12.05	3601 West 96th Street	Actual 2010	410,174	151,925	258,249	0	258,249			Actual 2009	422,254	156,101
12.06	551 East Stover Avenue	Actual 2010	450,564	217,000	233,564	0	233,564			Actual 2009	474,982	219,026
12.07	920 County Line Road	Actual 2010	375,030	142,845	232,185	0	232,185			Actual 2009	380,919	141,044
12.08	3912 North Glen Arm Road	Actual 2010	357,969	149,332	208,637	0	208,637			Actual 2009	370,343	154,976
13	PetSmart	Actual 2009	2,676,768	2,649	2,674,118	0	2,674,118			Actual 2008	2,676,768	2,693
14	Overlook at the Rim	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
15	8301 Professional Place	Actual 2010	3,482,798	1,362,289	2,120,509	0	2,120,509			Actual 2009	3,320,879	1,253,295
16	Residence Inn Atlanta Midtown	Actual 2010	5,940,803	3,981,526	1,959,277	237,632	1,721,645	117	93	Actual 2009	5,530,504	3,652,607
17	Torrance Plaza West	Actual 2010	2,952,445	1,224,728	1,727,717	163,939	1,563,778			Actual 2009	3,142,601	1,188,556
18	Wolflin Village Shopping Center	Actual 2010	2,157,893	542,734	1,615,159	0	1,615,159			NAV	NAV	NAV
19	24 Hour Fitness - Pleasanton	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
20	Merit Medical Systems	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
21	Brookwood Village	Actual 2010	1,696,715	469,962	1,226,753	33,847	1,192,906			Actual 2009	1,483,749	434,300
22	Del Monte Portfolio	Actual 2009	3,266,963	7,503	3,259,460	0	3,259,460			Actual 2008	3,001,869	3,079
22.01	Del Monte - Toppenish	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
22.02	Del Monte - Mendota	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
22.03	Del Monte - Plover	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
23	SpringHill Suites Wheeling	Actual 2010	3,566,466	1,970,671	1,595,795	0	1,595,795	108	84	Actual 2009	3,302,727	1,692,793
24	H-Mart Portfolio	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
24.01	H Mart - Carrollton	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
24.02	Super H Mart - Riverdale	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
25	Flagship Storage Portfolio - Ohio	Actual 2010	2,317,356	1,056,434	1,260,922	0	1,260,922			Actual 2009	2,350,683	1,034,392
25.01	6784 Hopkins Road	Actual 2010	406,227	160,256	245,971	0	245,971			Actual 2009	390,809	133,294
25.02	1500 Brush Road	Actual 2010	440,615	204,934	235,681	0	235,681			Actual 2009	439,777	204,401
25.03	23640 Lakeland Boulevard	Actual 2010	369,098	170,899	198,199	0	198,199			Actual 2009	406,406	165,998
25.04	4820 Frank Road NW	Actual 2010	329,064	130,333	198,731	0	198,731			Actual 2009	311,313	125,188
25.05	4376 North Ridge Road	Actual 2010	304,104	149,239	154,865	0	154,865			Actual 2009	317,909	150,108
25.06	5920 Highline Avenue NW	Actual 2010	252,974	111,669	141,305	0	141,305			Actual 2009	254,102	113,013
25.07	38255 St Claire Street	Actual 2010	215,274	129,104	86,170	0	86,170			Actual 2009	230,367	142,390
26	Marriott Courtyard Monroeville	Actual 2010	3,469,842	2,121,005	1,348,837	0	1,348,837	117	92	Actual 2009	3,764,553	2,186,423
27	Fairfield Inn & Suites Verona	Actual 2010	2,963,590	1,781,340	1,182,250	0	1,182,250	117	80	TTM 3/31/2010	2,202,738	1,509,471
28	Belleville Crossing	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
29	Silver Springs Pointe	Actual 2009	1,537,461	153,523	1,383,938	8,338	1,375,600			Actual 2008	1,538,448	145,489
30	Poughkeepsie Galleria II	Actual 2010	2,288,687	466,503	1,822,184	0	1,822,184			Actual 2009	2,222,148	428,574
31	Sprint Center	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
32	Hampton Inn Jacksonville	Actual 2010	2,739,881	1,844,393	895,488	0	895,488	102	63	Actual 2009	2,950,554	1,937,525
33	Dayton Park	Actual 2010	1,278,551	626,115	652,436	0	652,436			Actual 2009	1,160,294	612,988
34	Westchase Corporate Park	Actual 2010	1,774,233	957,292	816,941	0	816,941			Actual 2009	1,935,502	927,741
35	354 Mountain View Drive	Actual 2009	1,346,483	407,200	939,283	0	939,283			NAV	NAV	NAV
36	Hilton Garden Inn	Actual 2010	3,004,592	1,971,796	1,032,796	120,184	912,612	99	58	Actual 2009	2,536,138	1,743,433
37	1680-1700 East Touhy Avenue	Actual 2009	1,272,000	25,440	1,246,560	90,160	1,156,400			Actual 2008	1,272,000	25,440
38	356 Mountain View Drive	Actual 2009	1,303,934	423,800	880,134	0	880,134			NAV	NAV	NAV
39	Plymouth Woods Apartments	Actual 2010	1,353,542	695,364	658,178	48,491	609,687			Actual 2009	1,338,837	680,650
40	TimBuck II	Actual 2010	989,831	276,993	712,838	0	707,838			Actual 2009	995,618	273,730

A-1-14

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)(6)	Second Most Recent Expenses ($)(6)	Second Most Recent NOI ($)(6)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)(6)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)(6)	Third Most Recent Expenses ($)(6)

41	American Self Storage - Palo Alto	Actual 2010	1,140,826	392,415	748,411	31,012	717,399			Actual 2009	1,193,843	404,875
42	Amsdell Self Storage 4 Portfolio	Actual 2010	1,596,541	927,407	669,135	0	669,135			Actual 2009	1,612,013	937,434
42.01	Amsdell Self Storage - Flat Rock	Actual 2010	419,211	200,193	219,018	0	219,018			Actual 2009	437,325	201,592
42.02	Amsdell Self Storage - Fraser	Actual 2010	373,383	195,442	177,940	0	177,940			Actual 2009	386,865	217,980
42.03	Amsdell Self Storage - Shelby	Actual 2010	437,182	322,192	114,990	0	114,990			Actual 2009	418,240	321,112
42.04	Amsdell Self Storage - Waterford	Actual 2010	366,766	209,579	157,187	0	157,187			Actual 2009	369,583	196,749
43	Western States Corvallis	Actual 2010	696,048	128,664	567,384	13,757	553,627			NAV	NAV	NAV
44	Boardwalk Apartments	Actual 2010	1,445,526	935,751	509,775	0	509,775			Actual 2009	1,468,297	804,524
45	Western States Eugene	Actual 2010	429,995	65,155	364,840	0	364,840			NAV	NAV	NAV
46	Boulder Bins Self Storage	Actual 2010	1,180,625	472,508	708,117	0	708,117			Actual 2009	1,146,096	450,424
47	Ross Valley Self Storage	Actual 2010	1,036,855	349,925	686,930	10,094	676,836			Actual 2009	1,093,353	359,843
48	Candlewood Suites Houston, TX	Actual 2010	1,403,732	1,022,060	381,672	0	381,672	71	47	NAV	NAV	NAV
49	Lock It San Diego Self Storage	Actual 2010	858,825	297,352	561,473	37,939	523,534			Actual 2009	753,214	307,917
50	Burlington Self Storage	Actual 2010	790,642	356,921	433,721	10,467	423,254			Actual 2009	806,120	428,735
51	Agilent Technologies - Folsom, CA	Actual 2009	912,590	228,595	683,995	0	683,995			Actual 2008	908,079	226,502
52	Torrey Corner	Actual 2009	781,204	131,686	649,518	0	649,518			NAV	NAV	NAV
53	Hill Country Self Storage	Actual 2010	674,911	334,940	339,971	8,210	331,761			Actual 2009	609,307	342,520
54	Azalea Plaza	Actual 2009	597,647	132,438	465,209	0	465,209			Actual 2008	650,867	140,457
55	Royal Highlander	Actual 2010	1,051,303	635,251	416,052	66,473	349,579			Actual 2009	1,111,516	610,828
56	AC Self Storage - Corinth	Actual 2010	718,499	303,850	414,649	10,338	404,311			Actual 2009	629,980	265,369
57	Country Estates MHC	Actual 2010	568,343	160,974	407,369	79,427	327,942			Actual 2009	517,407	150,385
58	180 West Washington Office	Actual 2009	871,778	362,279	509,498	0	509,498			NAV	NAV	NAV
59	Castle Rock Self Storage	Actual 2010	626,749	240,447	386,302	10,493	375,809			Actual 2009	607,906	217,053
60	American Mini Storage I & II	Actual 2010	717,444	265,587	451,857	0	451,857			Actual 2009	713,647	288,857
61	Safari MHC	Actual 2010	923,536	412,845	510,691	0	510,691			Actual 2009	908,956	457,354
62	Mimi's Plaza	Actual 2010	684,211	172,374	511,838	0	511,838			Actual 2009	693,815	176,340
63	Bed Bath & Beyond	Actual 2009	410,930	7,903	403,027	2,356	400,671			Actual 2008	411,484	7,662
64	Willows MHC	Actual 2010	495,498	183,457	312,041	0	312,041			Actual 2009	468,260	185,112
65	Mill Creek Village	Actual 2010	571,935	156,988	414,947	0	414,947			Actual 2009	593,073	154,120
66	New Market Square	Actual 2009	426,453	88,694	337,759	0	337,759			NAV	NAV	NAV
67	Pecan Valley Estates	Actual 2010	631,457	320,538	310,919	0	310,919			Actual 2009	590,141	294,331
68	Metro Storage	Actual 2010	611,719	226,457	385,262	0	385,262			Actual 2009	599,288	211,484
69	Holly Acres	Actual 2010	445,302	196,993	248,309	0	248,309			Actual 2009	397,275	200,900
70	First American Self Storage - River Oaks	Actual 2010	545,646	285,045	260,601	0	260,601			Actual 2009	618,319	265,803
71	Friendly Village MHC	TTM 4/30/2011	695,776	405,983	289,793	0	289,793			TTM 4/30/2010	663,928	327,817
72	2 Claire Road	Actual 2010	466,944	152,504	314,440	29,425	285,015			Actual 2009	424,144	138,934
73	Georgetown South Apartments	Actual 2010	779,714	419,697	360,017	0	360,017			Actual 2009	762,171	393,589
74	Reynolda Self Storage	Actual 2010	416,052	218,530	197,522	10,560	186,962			Actual 2009	398,805	212,990
75	Hidden Lane Apartments	Actual 2010	461,838	280,266	181,572	0	181,572			Actual 2009	458,482	268,893

A-1-15

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NOI ($)(6)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)(6)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(7)(8)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date

1	The Domain	13,993,526	0	13,993,526			N	Dick's Sporting Goods	80,400	9.1%	1/31/2020
2	Puck Building	2,530,442	0	2,530,442			N	NYU	75,544	36.5%	6/5/2019
3	Arbor Walk and Palms Crossing	8,673,523	0	8,673,523			N	Various	Various	Various	Various
3.01	Arbor Walk	4,473,704	0	4,473,704			N	Home Depot	149,405	32.2%	1/31/2037
3.02	Palms Crossing	4,199,819	0	4,199,819			N	Hobby Lobby	55,000	16.8%	5/1/2026
4	Village of Rochester Hills	6,357,472	90,000	6,267,472			N	Whole Foods Market	55,125	21.7%	8/6/2028
5	Renaissance North Hills	3,697,789	0	3,697,789	138	84	N
6	Madonna Plaza	2,866,209	0	2,866,209			N	Sears, Roebuck & Co.	75,400	23.7%	1/31/2013
7	Sugarland Crossing	3,234,760	0	3,234,760			N	Burlington Coat Factory	77,444	30.2%	8/31/2013
8	919 Congress	2,605,952	0	2,605,952			N	Plains Capital Corporation	17,510	10.6%	3/31/2014
9	Patriot Tech Center	3,313,707	0	3,313,707			N	JCI	947,000	61.5%	3/25/2018
10	Ascent Hotel Portfolio	1,693,901	0	1,693,901	87	47	N
10.01	Hampton Inn & Suites - Montgomery	396,161	0	396,161	93	46	N
10.02	Holiday Inn Express - Atmore	461,387	0	461,387	84	34	N
10.03	Hampton Inn - New Albany	NAV	NAV	NAV	NAV	NAV	N
10.04	Hampton Inn - Enterprise	836,353	0	836,353	84	61	N
11	Torrance Plaza East	2,696,139	268,802	2,427,337			N	Lifecare Systems, Inc.	17,875	9.6%	12/31/2015
12	Flagship Storage Portfolio - Indiana	2,339,639	0	2,339,639			N
12.01	8270 Michigan Road	483,783	0	483,783			N
12.02	2251 Shadeland Avenue	344,410	0	344,410			N
12.03	5425 North Tacoma Avenue	270,397	0	270,397			N
12.04	9685 Fall Creek Road	263,698	0	263,698			N
12.05	3601 West 96th Street	266,153	0	266,153			N
12.06	551 East Stover Avenue	255,956	0	255,956			N
12.07	920 County Line Road	239,875	0	239,875			N
12.08	3912 North Glen Arm Road	215,367	0	215,367			N
13	PetSmart	2,674,075	0	2,674,075			N	PetSmart	620,213	100.0%	12/31/2021
14	Overlook at the Rim	NAV	NAV	NAV			N	MiniMed Distribution Corp.	145,025	100.0%	10/31/2020
15	8301 Professional Place	2,067,584	0	2,067,584			N	The Stop & Shop Supermarket	53,556	39.1%	8/31/2016
16	Residence Inn Atlanta Midtown	1,877,897	221,220	1,656,677	118	86	N
17	Torrance Plaza West	1,954,045	191,311	1,762,734			N	Daigneault	5,939	3.8%	12/31/2016
18	Wolflin Village Shopping Center	NAV	NAV	NAV			N	Boots 'N Jeans (Sheplers)	31,449	19.7%	7/31/2014
19	24 Hour Fitness - Pleasanton	NAV	NAV	NAV			N	24 Hour Fitness	56,206	100.0%	12/31/2031
20	Merit Medical Systems	NAV	NAV	NAV			N	Merit Medical Systems, Inc.	193,449	100.0%	1/31/2020
21	Brookwood Village	1,049,449	36,960	1,012,489			N
22	Del Monte Portfolio	2,998,790	0	2,998,790			N	Del Monte	Various	100.0%	6/30/2016
22.01	Del Monte - Toppenish	NAV	NAV	NAV			N	Del Monte	274,750	100.0%	6/30/2016
22.02	Del Monte - Mendota	NAV	NAV	NAV			N	Del Monte	239,850	100.0%	6/30/2016
22.03	Del Monte - Plover	NAV	NAV	NAV			N	Del Monte	210,000	100.0%	6/30/2016
23	SpringHill Suites Wheeling	1,609,934	0	1,609,934	109	78	N
24	H-Mart Portfolio	NAV	NAV	NAV			N	H Mart	Various	100.0%	7/31/2031
24.01	H Mart - Carrollton	NAV	NAV	NAV			N	H Mart	78,952	100.0%	7/31/2031
24.02	Super H Mart - Riverdale	NAV	NAV	NAV			N	H Mart	57,696	100.0%	7/31/2031
25	Flagship Storage Portfolio - Ohio	1,316,291	0	1,316,291			N
25.01	6784 Hopkins Road	257,515	0	257,515			N
25.02	1500 Brush Road	235,376	0	235,376			N
25.03	23640 Lakeland Boulevard	240,408	0	240,408			N
25.04	4820 Frank Road NW	186,125	0	186,125			N
25.05	4376 North Ridge Road	167,801	0	167,801			N
25.06	5920 Highline Avenue NW	141,089	0	141,089			N
25.07	38255 St Claire Street	87,977	0	87,977			N
26	Marriott Courtyard Monroeville	1,578,130	0	1,578,130	120	100	N
27	Fairfield Inn & Suites Verona	693,267	0	693,267	103	61	N
28	Belleville Crossing	NAV	NAV	NAV			N	PetSmart	20,087	23.3%	2/28/2018
29	Silver Springs Pointe	1,392,959	0	1,392,959			N	Kohl's	86,584	64.1%	1/29/2022
30	Poughkeepsie Galleria II	1,793,574	0	1,793,574			N	Best Buy	50,870	62.0%	1/31/2016
31	Sprint Center	NAV	NAV	NAV			N	Sprint Spectrum Realty Company, L.P.	94,730	100.0%	5/31/2016
32	Hampton Inn Jacksonville	1,013,029	0	1,013,029	112	68	N
33	Dayton Park	547,306	0	547,306			N
34	Westchase Corporate Park	1,007,761	0	1,007,761			N	South Texas Surveying	6,622	3.7%	5/31/2014
35	354 Mountain View Drive	NAV	NAV	NAV			N	MyWebGrocer	19,657	33.0%	3/31/2012
36	Hilton Garden Inn	792,705	101,446	691,259	97	50	N
37	1680-1700 East Touhy Avenue	1,246,560	90,160	1,156,400			Y	HMX, LLC	252,000	100.0%	10/5/2018
38	356 Mountain View Drive	NAV	NAV	NAV			N	VT Managed Care, Inc.	13,584	26.7%	8/31/2014
39	Plymouth Woods Apartments	658,187	71,190	586,997			N
40	TimBuck II	721,888	0	721,888			N	Mustang Sally's	3,517	9.3%	12/31/2013

A-1-16

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NOI ($)(6)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)(6)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(7)(8)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date

41	American Self Storage - Palo Alto	788,968	15,842	773,126			N
42	Amsdell Self Storage 4 Portfolio	674,579	0	674,579			N
42.01	Amsdell Self Storage - Flat Rock	235,733	0	235,733			N
42.02	Amsdell Self Storage - Fraser	168,885	0	168,885			N
42.03	Amsdell Self Storage - Shelby	97,128	0	97,128			N
42.04	Amsdell Self Storage - Waterford	172,834	0	172,834			N
43	Western States Corvallis	NAV	NAV	NAV			N
44	Boardwalk Apartments	663,773	0	663,773			N
45	Western States Eugene	NAV	NAV	NAV			N
46	Boulder Bins Self Storage	695,672	0	695,672			N
47	Ross Valley Self Storage	733,510	689	732,821			N
48	Candlewood Suites Houston, TX	NAV	NAV	NAV	NAV	NAV	N
49	Lock It San Diego Self Storage	445,297	27,995	417,302			N
50	Burlington Self Storage	377,385	10,467	366,918			N	Pappas Properties of Palm Beach	2,040	2.9%	7/31/2012
51	Agilent Technologies - Folsom, CA	681,577	0	681,577			N	Agilent Technologies	53,414	100.0%	6/30/2020
52	Torrey Corner	NAV	NAV	NAV			N	Sean M. Curry Enterprises	2,545	19.1%	4/30/2013
53	Hill Country Self Storage	266,787	0	266,787			N	Club Inspire, LLC	5,297	7.5%	7/31/2016
54	Azalea Plaza	510,410	0	510,410			N	Pediatric Associates	3,410	12.1%	10/31/2011
55	Royal Highlander	500,688	39,992	460,696			N
56	AC Self Storage - Corinth	364,611	17,973	346,638			N
57	Country Estates MHC	367,022	43,587	323,435			N
58	180 West Washington Office	NAV	NAV	NAV			N	Mi-Te Printing	5,808	14.3%	1/31/2016
59	Castle Rock Self Storage	390,853	20,088	370,765			N
60	American Mini Storage I & II	424,790	0	424,790			N
61	Safari MHC	451,602	0	451,602			N
62	Mimi's Plaza	517,475	0	517,475			N	Wooten Scrapbook	5,122	16.6%	4/30/2015
63	Bed Bath & Beyond	403,822	0	403,822			N	Bed Bath & Beyond Inc.	41,093	100.0%	1/31/2021
64	Willows MHC	283,148	0	283,148			N
65	Mill Creek Village	438,953	0	438,953			N	FedEx Kinko's	5,542	29.1%	12/31/2015
66	New Market Square	NAV	NAV	NAV			N	Food Lion	33,000	82.1%	9/30/2018
67	Pecan Valley Estates	295,810	0	295,810			N
68	Metro Storage	387,804	0	387,804			N
69	Holly Acres	196,375	0	196,375			N
70	First American Self Storage - River Oaks	352,516	0	352,516			N
71	Friendly Village MHC	336,111	0	336,111			N
72	2 Claire Road	285,210	20,968	264,242			N	Maxsam Sales , Inc	22,449	55.6%	12/31/2032
73	Georgetown South Apartments	368,582	0	368,582			N
74	Reynolda Self Storage	185,815	0	185,815			N
75	Hidden Lane Apartments	189,589	0	189,589			N

A-1-17

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(7)(8)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(7)(8)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date

1	The Domain	Neiman Marcus	80,000	9.1%	3/31/2027	Hanger Orthopedic	75,165	8.6%	7/31/2023
2	Puck Building	Swanke, Hayden	58,727	28.4%	4/30/2016	REI	37,900	18.3%	10/31/2026
3	Arbor Walk and Palms Crossing	Various	Various	Various	Various	Various	Various	Various	Various
3.01	Arbor Walk	Marshalls	38,126	8.2%	10/31/2016	Jo-Ann Fabrics	35,000	7.5%	1/31/2018
3.02	Palms Crossing	Sports Authority	50,593	15.4%	1/31/2018	Beall's	50,038	15.3%	1/31/2018
4	Village of Rochester Hills	Abercrombie	11,334	4.5%	12/31/2012	Pottery Barn	10,496	4.1%	1/31/2015
5	Renaissance North Hills
6	Madonna Plaza	Kohl's	62,481	19.6%	1/31/2026	Ralph's	51,933	16.3%	12/31/2020
7	Sugarland Crossing	Shoppers Food Warehouse	61,241	23.9%	1/31/2021	The Roomstore Furniture	35,000	13.6%	12/31/2014
8	919 Congress	Fisher - Ross	12,153	7.4%	12/31/2016	Entergy Gulf States, Inc.	11,960	7.3%	4/30/2016
9	Patriot Tech Center	Gichner	137,029	8.9%	7/31/2012	Bickel's Snack Food	116,000	7.5%	6/30/2016
10	Ascent Hotel Portfolio
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East	American Communications Group	11,727	6.3%	4/30/2013	American Learning Foundation	7,936	4.3%	6/30/2016
12	Flagship Storage Portfolio - Indiana
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart
14	Overlook at the Rim
15	8301 Professional Place	Epilepsy Foundation of America	32,647	23.8%	9/30/2016	The MITRE Corporation	30,940	22.6%	10/31/2017
16	Residence Inn Atlanta Midtown
17	Torrance Plaza West	Kamerycah, Inc.	5,822	3.7%	8/31/2016	Artiano & Associates	5,378	3.4%	3/31/2013
18	Wolflin Village Shopping Center	Office Depot	22,044	13.8%	12/31/2016	Talbot's	6,300	3.9%	1/31/2015
19	24 Hour Fitness - Pleasanton
20	Merit Medical Systems
21	Brookwood Village
22	Del Monte Portfolio
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling
24	H-Mart Portfolio
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville
27	Fairfield Inn & Suites Verona
28	Belleville Crossing	Office Max	18,052	20.9%	2/28/2018	Dollar Tree	8,470	9.8%	5/31/2015
29	Silver Springs Pointe	Office Depot	20,515	15.2%	11/30/2016	Chubby's Chicken & Grill	4,283	3.2%	1/31/2014
30	Poughkeepsie Galleria II	Old Navy	19,996	24.4%	9/30/2022	H&M	11,133	13.6%	1/31/2022
31	Sprint Center
32	Hampton Inn Jacksonville
33	Dayton Park
34	Westchase Corporate Park	McVaugh	5,999	3.4%	12/31/2012	Wilcare	4,236	2.4%	1/31/2016
35	354 Mountain View Drive	Competitive Computing	15,987	26.9%	11/20/2017	National Life Insurance Co	11,165	18.8%	9/30/2016
36	Hilton Garden Inn
37	1680-1700 East Touhy Avenue
38	356 Mountain View Drive	USDA	10,710	21.0%	12/31/2011	KPMG	7,052	13.8%	12/31/2017
39	Plymouth Woods Apartments
40	TimBuck II	Nags Head Hammocks	3,500	9.3%	3/31/2013	Corolla Sea Grill	2,683	7.1%	4/14/2014

A-1-18

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(7)(8)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(7)(8)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date

41	American Self Storage - Palo Alto
42	Amsdell Self Storage 4 Portfolio
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis
44	Boardwalk Apartments
45	Western States Eugene
46	Boulder Bins Self Storage
47	Ross Valley Self Storage
48	Candlewood Suites Houston, TX
49	Lock It San Diego Self Storage
50	Burlington Self Storage	Native Outfitters	1,988	2.8%	10/31/2012	Thomas Grudovich	1,872	2.7%	10/31/2012
51	Agilent Technologies - Folsom, CA
52	Torrey Corner	Love to Dance, Inc	2,400	18.0%	12/31/2012	Mr. and Mrs. Song	2,391	17.9%	4/30/2018
53	Hill Country Self Storage	Four Lane Swim Shop	3,280	4.6%	7/31/2013	Davis Construction Consulting, Inc.	1,702	2.4%	6/30/2013
54	Azalea Plaza	Pacific Fusion Beach	3,150	11.2%	4/30/2014	Play It Again Sports	2,847	10.1%	8/31/2013
55	Royal Highlander
56	AC Self Storage - Corinth
57	Country Estates MHC
58	180 West Washington Office	Hannah's Bretzel	4,290	10.6%	6/30/2015	K.V. Media Group	3,950	9.7%	11/30/2016
59	Castle Rock Self Storage
60	American Mini Storage I & II
61	Safari MHC
62	Mimi's Plaza	Jewelry Mart	4,780	15.5%	8/31/2013	Tokyo Lobby	4,329	14.1%	3/31/2016
63	Bed Bath & Beyond
64	Willows MHC
65	Mill Creek Village	DentFirst PC	3,960	20.8%	4/30/2016	DRMF, Inc. dba Original Mattress Factory	3,069	16.1%	10/31/2015
66	New Market Square	China Taste	1,800	4.5%	3/31/2020	Portabella's	1,500	3.7%	12/31/2015
67	Pecan Valley Estates
68	Metro Storage
69	Holly Acres
70	First American Self Storage - River Oaks
71	Friendly Village MHC
72	2 Claire Road	Lumber Liquidators	11,900	29.5%	3/31/2033	Brothers Electronics	6,000	14.9%	3/31/2016
73	Georgetown South Apartments
74	Reynolda Self Storage
75	Hidden Lane Apartments

A-1-19

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(7)(8)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(7)(8)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date

1	The Domain	Gold Class Cinemas	37,321	4.2%	1/31/2026	Forever 21	31,691	3.6%	1/31/2020
2	Puck Building	Axiom Global	18,299	8.9%	8/1/2021	Thrive Capital	4,314	2.1%	6/1/2016
3	Arbor Walk and Palms Crossing	Various	Various	Various	Various	Various	Various	Various	Various
3.01	Arbor Walk	Sam Moon Trading Co.	30,050	6.5%	10/31/2020	Spec's Wines & Spirits	25,000	5.4%	4/30/2017
3.02	Palms Crossing	Babies R Us	30,623	9.3%	1/31/2018	Barnes & Noble	27,000	8.2%	3/1/2018
4	Village of Rochester Hills	Talbots	10,237	4.0%	1/31/2013	Gap	9,045	3.6%	1/31/2016
5	Renaissance North Hills
6	Madonna Plaza	Best Buy	30,000	9.4%	1/31/2018	Petco	20,100	6.3%	1/31/2013
7	Sugarland Crossing	Party City	12,500	4.9%	11/30/2015	Tuesday Morning	7,680	3.0%	1/14/2012
8	919 Congress	Fowler Lawfirm, P.C.	9,735	5.9%	12/31/2013	Sedgwick, Detert, Moran	9,237	5.6%	7/31/2015
9	Patriot Tech Center	Armorboard	50,500	3.3%	6/30/2012	Marine Tech Wire & Cable	44,266	2.9%	6/30/2017
10	Ascent Hotel Portfolio
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East	Piazza, Donnelly & Marlette	6,620	3.6%	8/31/2014	Healthcare Business Solutions	6,501	3.5%	1/31/2016
12	Flagship Storage Portfolio - Indiana
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart
14	Overlook at the Rim
15	8301 Professional Place	Genon Mid Atlantic, LLC	16,015	11.7%	3/31/2017
16	Residence Inn Atlanta Midtown
17	Torrance Plaza West	Atlantax Systems, Inc.	4,707	3.0%	1/31/2016	South Bay Sports Medicine	4,208	2.7%	11/30/2015
18	Wolflin Village Shopping Center	Ruby Tequila's	6,200	3.9%	3/31/2019	Raffkind's	6,000	3.8%	3/31/2013
19	24 Hour Fitness - Pleasanton
20	Merit Medical Systems
21	Brookwood Village
22	Del Monte Portfolio
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling
24	H-Mart Portfolio
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville
27	Fairfield Inn & Suites Verona
28	Belleville Crossing	Famous Footwear	6,000	6.9%	1/31/2018	Maurices Inc.	4,800	5.6%	1/31/2018
29	Silver Springs Pointe	Mattress Firm	4,000	3.0%	11/30/2013	Verizon Wireless	2,500	1.9%	12/31/2011
30	Poughkeepsie Galleria II
31	Sprint Center
32	Hampton Inn Jacksonville
33	Dayton Park
34	Westchase Corporate Park	Supplies by Nitelite I	4,194	2.4%	12/31/2013	Ferdinand Johnson	4,194	2.4%	8/31/2012
35	354 Mountain View Drive	Fletcher Allen Health Care, Inc.	6,524	11.0%	7/31/2012	Daniel M. Beisiegel, DDS, MS	3,567	6.0%	9/30/2015
36	Hilton Garden Inn
37	1680-1700 East Touhy Avenue
38	356 Mountain View Drive	Linear Technology	5,587	11.0%	1/31/2015	Vertek Corporation	3,839	7.5%	1/31/2013
39	Plymouth Woods Apartments
40	TimBuck II	Just for the Beach	2,633	7.0%	9/30/2015	Kitty Hawk Kites, Inc.	2,633	7.0%	12/31/2012

A-1-20

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(7)(8)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(7)(8)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date

41	American Self Storage - Palo Alto
42	Amsdell Self Storage 4 Portfolio
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis
44	Boardwalk Apartments
45	Western States Eugene
46	Boulder Bins Self Storage
47	Ross Valley Self Storage
48	Candlewood Suites Houston, TX
49	Lock It San Diego Self Storage
50	Burlington Self Storage	Love's Flower Shop	1,728	2.5%	8/31/2015	Mind & Body Pilates	1,292	1.8%	6/30/2013
51	Agilent Technologies - Folsom, CA
52	Torrey Corner	SunSmilesDentistry, Inc	1,400	10.5%	12/31/2017	Chung Sol Educational Institute	1,204	9.0%	8/31/2013
53	Hill Country Self Storage
54	Azalea Plaza	Subway	1,851	6.6%	11/30/2014	Pinch a Penny	1,800	6.4%	10/12/2016
55	Royal Highlander
56	AC Self Storage - Corinth
57	Country Estates MHC
58	180 West Washington Office	Asian Health Coalition	3,440	8.5%	12/31/2014	Jewish Council for Youth Services	3,090	7.6%	10/31/2021
59	Castle Rock Self Storage
60	American Mini Storage I & II
61	Safari MHC
62	Mimi's Plaza	MAD Bollywood Dance	3,510	11.4%	11/30/2013	Bizakis Furs	3,434	11.2%	10/31/2013
63	Bed Bath & Beyond
64	Willows MHC
65	Mill Creek Village	Nationwide Insurance	1,810	9.5%	12/9/2016	H&R Block	1,600	8.4%	4/30/2015
66	New Market Square	Hawthorne Cleaners	1,050	2.6%	10/31/2013	Headfeather's	1,050	2.6%	10/15/2011
67	Pecan Valley Estates
68	Metro Storage
69	Holly Acres
70	First American Self Storage - River Oaks
71	Friendly Village MHC
72	2 Claire Road
73	Georgetown South Apartments
74	Reynolda Self Storage
75	Hidden Lane Apartments

A-1-21

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(9)	Tax Escrow (Initial)	Monthly Tax Escrow ($)

1	The Domain	7/8/2011	7/8/2011				N	Y	Refinance	0	2,493,582	356,226
2	Puck Building	6/24/2011	6/24/2011				N	Y	Refinance	15,065	137,735	68,868
3	Arbor Walk and Palms Crossing	7/8/2011	7/8/2011				N	Y	Refinance	0	1,270,810	181,544
3.01	Arbor Walk	7/8/2011	7/8/2011				N	Y
3.02	Palms Crossing	7/8/2011	7/8/2011				N	Y
4	Village of Rochester Hills	9/6/2011	9/6/2011				N	Y	Refinance	0	199,670	96,960
5	Renaissance North Hills	7/19/2011	7/19/2011				N	Y	Refinance	0	252,636	21,685
6	Madonna Plaza	8/25/2011	8/26/2011		8/25/2011	10.0%	N	Y	Refinance	0	0	Springing
7	Sugarland Crossing	6/23/2011	7/20/2011				N	Y	Refinance	13,750	123,574	41,191
8	919 Congress	6/10/2011	6/10/2011				N	Y	Refinance	0	512,973	73,282
9	Patriot Tech Center	7/28/2011	9/20/2011				N	Y	Refinance	62,725	2,730	2,730
10	Ascent Hotel Portfolio	Various	Various				N	Y	Refinance	4,000	148,677	14,868
10.01	Hampton Inn & Suites - Montgomery	8/18/2011	8/23/2011				N	Y
10.02	Holiday Inn Express - Atmore	8/19/2011	8/22/2011				N	Y
10.03	Hampton Inn - New Albany	8/19/2011	8/24/2011				N	Y
10.04	Hampton Inn - Enterprise	8/18/2011	8/22/2011				N	Y
11	Torrance Plaza East	7/8/2011	8/5/2011		7/8/2011	10.0%	N	Y	Refinance	33,440	161,150	23,021
12	Flagship Storage Portfolio - Indiana	3/30/2011	Various	Various			N	Y	Acquisition	280,000	231,671	41,368
12.01	8270 Michigan Road	3/30/2011	3/30/2011	5/20/2011			N	Y
12.02	2251 Shadeland Avenue	3/30/2011	3/30/2011				N	Y
12.03	5425 North Tacoma Avenue	3/30/2011	3/31/2011				N	Y
12.04	9685 Fall Creek Road	3/30/2011	3/30/2011				N	Y
12.05	3601 West 96th Street	3/30/2011	3/30/2011				N	Y
12.06	551 East Stover Avenue	3/30/2011	3/31/2011				N	Y
12.07	920 County Line Road	3/30/2011	3/30/2011				N	Y
12.08	3912 North Glen Arm Road	3/30/2011	3/30/2011				N	Y
13	PetSmart	7/14/2011	7/13/2011				N	Y	Refinance	0	0	Springing
14	Overlook at the Rim	3/30/2011	3/31/2011				N	Y	Refinance	0	0	0
15	8301 Professional Place	8/2/2011	6/20/2011				N	Y	Acquisition	0	22,222	22,222
16	Residence Inn Atlanta Midtown	7/6/2011	6/3/2011				N	Y	Acquisition	123,813	343,418	31,220
17	Torrance Plaza West	7/8/2011	8/5/2011	8/12/2011	7/8/2011	10.0%	N	Y	Refinance	163,031	142,347	20,335
18	Wolflin Village Shopping Center	8/4/2011	8/4/2011				N	Y	Refinance	469,418	173,736	17,374
19	24 Hour Fitness - Pleasanton	7/20/2011	7/26/2011		7/20/2011	12.0%	N	Y	Refinance	0	0	Springing
20	Merit Medical Systems	7/5/2011	7/5/2011		7/5/2011	Office: 11%; Warehouse: 12%	N	Y	Refinance	0	0	Springing
21	Brookwood Village	8/12/2011	9/7/2011				N	Y	Refinance	0	19,855	19,855
22	Del Monte Portfolio	6/29/2011	6/30/2011				N	Y	Refinance	0	0	Springing
22.01	Del Monte - Toppenish	6/29/2011	6/30/2011				N	Y
22.02	Del Monte - Mendota	6/29/2011	6/30/2011				N	Y
22.03	Del Monte - Plover	6/29/2011	6/30/2011				N	Y
23	SpringHill Suites Wheeling	6/29/2011	7/14/2011				N	Y	Refinance	0	59,103	14,776
24	H-Mart Portfolio	Various	Various				N	Y	Acquisition	20,963	0	Springing
24.01	H Mart - Carrollton	5/27/2011	5/26/2011				N	Y
24.02	Super H Mart - Riverdale	5/25/2011	5/31/2011				N	Y
25	Flagship Storage Portfolio - Ohio	3/30/2011	3/30/2011	Various			N	Y	Acquisition	205,000	77,325	25,774
25.01	6784 Hopkins Road	3/30/2011	3/30/2011	5/18/2011			N	Y
25.02	1500 Brush Road	3/30/2011	3/30/2011				N	Y
25.03	23640 Lakeland Boulevard	3/30/2011	3/30/2011				N	Y
25.04	4820 Frank Road NW	3/30/2011	3/30/2011	5/25/2011			N	Y
25.05	4376 North Ridge Road	3/30/2011	3/30/2011				N	Y
25.06	5920 Highline Avenue NW	3/30/2011	3/30/2011				N	Y
25.07	38255 St Claire Street	3/30/2011	3/30/2011				N	Y
26	Marriott Courtyard Monroeville	6/29/2011	7/14/2011				N	Y	Refinance	0	72,930	14,146
27	Fairfield Inn & Suites Verona	6/23/2011	6/24/2011				N	Y	Refinance	0	86,280	11,240
28	Belleville Crossing	6/22/2011	6/28/2011				N	Y	Acquisition	0	14,343	14,343
29	Silver Springs Pointe	3/10/2011	5/25/2011				N	Y	Acquisition	0	0	Springing
30	Poughkeepsie Galleria II	6/17/2011	6/17/2011				N	Y	Refinance	0	141,765	23,627
31	Sprint Center	7/7/2011	7/7/2011				N	Y	Refinance	0	0	Springing
32	Hampton Inn Jacksonville	7/6/2011	7/5/2011				N	Y	Acquisition	0	125,683	12,568
33	Dayton Park	9/26/2011	5/20/2011				N	Y	Refinance	0	10,868	10,868
34	Westchase Corporate Park	7/21/2011	7/21/2011				N	Y	Acquisition	396,994	210,183	21,018
35	354 Mountain View Drive	5/20/2011	5/26/2011				N	Y	Refinance	0	56,967	14,242
36	Hilton Garden Inn	6/8/2011	6/6/2011				N	Y	Acquisition	0	22,301	11,151
37	1680-1700 East Touhy Avenue	6/9/2011	6/7/2011				N	Y	Refinance	35,663	134,149	19,164
38	356 Mountain View Drive	5/20/2011	5/26/2011				N	Y	Refinance	0	39,877	9,969
39	Plymouth Woods Apartments	6/2/2011	6/1/2011				N	Y	Refinance	5,180	16,523	16,525
40	TimBuck II	7/13/2011	7/13/2011				N	Y	Refinance	0	0	2,036

A-1-22

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(9)	Tax Escrow (Initial)	Monthly Tax Escrow ($)

41	American Self Storage - Palo Alto	6/13/2011	3/25/2011		4/8/2011	13.0%	N	Y	Refinance	0	12,983	3,246
42	Amsdell Self Storage 4 Portfolio	Various	Various				N	Y	Acquisition	32,906	41,008	17,117
42.01	Amsdell Self Storage - Flat Rock	6/13/2011	3/17/2011				N	Y
42.02	Amsdell Self Storage - Fraser	6/13/2011	3/21/2011				N	Y
42.03	Amsdell Self Storage - Shelby	6/26/2011	3/21/2011				N	Y
42.04	Amsdell Self Storage - Waterford	6/26/2011	7/7/2011				N	Y
43	Western States Corvallis	5/25/2011	5/23/2011		5/31/2011	14.0%	N	Y	Acquisition	0	39,780	3,978
44	Boardwalk Apartments	6/17/2011	6/20/2011				N	Y	Refinance	8,563	117,108	13,012
45	Western States Eugene	5/23/2011	5/23/2011		5/31/2011	12.0%	N	Y	Acquisition	0	26,556	2,656
46	Boulder Bins Self Storage	3/24/2011	3/18/2011				N	Y	Refinance	0	41,084	13,695
47	Ross Valley Self Storage	6/10/2011	3/22/2011		4/8/2011	12.0%	N	Y	Refinance	0	30,416	6,083
48	Candlewood Suites Houston, TX	8/19/2011	8/24/2011				N	Y	Refinance	0	101,398	10,140
49	Lock It San Diego Self Storage	6/9/2011	6/10/2011		6/8/2011	18.0%	N	Y	Refinance	12,033	7,981	1,596
50	Burlington Self Storage	6/15/2011	6/30/2011				N	Y	Refinance	0	71,741	11,957
51	Agilent Technologies - Folsom, CA	6/30/2011	6/30/2011		6/30/2011	9.0%	N	Y	Refinance	0	0	Springing
52	Torrey Corner	7/15/2011	7/25/2011		7/15/2011	5.0%	N	Y	Acquisition	0	68,900	6,890
53	Hill Country Self Storage	5/24/2011	5/25/2011				N	Y	Acquisition	0	0	Springing
54	Azalea Plaza	5/26/2011	6/28/2011	6/29/2011			N	Y	Refinance	10,700	28,772	3,197
55	Royal Highlander	8/1/2011	8/1/2011				N	Y	Refinance	10,000	7,973	7,973
56	AC Self Storage - Corinth	5/11/2011	6/13/2011				N	Y	Acquisition	0	52,615	6,577
57	Country Estates MHC	4/15/2011	4/22/2011				N	Y	Refinance	13,875	11,732	1,173
58	180 West Washington Office	8/12/2011	8/15/2011				N	Y	Refinance	177,108	72,236	9,030
59	Castle Rock Self Storage	7/26/2011	7/25/2011				N	Y	Refinance	3,750	37,256	6,209
60	American Mini Storage I & II	6/16/2011	6/16/2011		6/28/2011	7.0%	N	Y	Refinance	55,101	88,814	7,401
61	Safari MHC	6/1/2011	6/1/2011		6/1/2011	16.0%	N	Y	Refinance	4,594	14,732	3,683
62	Mimi's Plaza	7/12/2011	7/8/2011		7/12/2011	12.0%	N	Y	Refinance	1,250	33,882	5,647
63	Bed Bath & Beyond	5/9/2011	7/29/2011				N	Y	Refinance	0	21,787	5,363
64	Willows MHC	8/1/2011	8/1/2011				N	Y	Acquisition	0	2,971	2,971
65	Mill Creek Village	8/8/2011	8/5/2011				N	Y	Refinance	4,375	0	4,547
66	New Market Square	5/26/2011	6/16/2011				N	Y	Refinance	0	12,171	3,043
67	Pecan Valley Estates	5/23/2011	6/21/2011				N	Y	Refinance	7,500	32,715	2,974
68	Metro Storage	7/1/2011	7/5/2011				N	Y	Refinance	0	6,162	6,162
69	Holly Acres	5/9/2011	5/9/2011				N	Y	Refinance	20,250	17,065	3,413
70	First American Self Storage - River Oaks	4/7/2011	4/7/2011				N	Y	Refinance	37,456	46,083	7,681
71	Friendly Village MHC	7/7/2011	7/7/2011				N	Y	Refinance	55,275	19,992	4,998
72	2 Claire Road	5/18/2011	5/24/2011				N	Y	Refinance	0	14,093	7,046
73	Georgetown South Apartments	5/31/2011	5/31/2011				N	Y	Refinance	0	50,192	12,548
74	Reynolda Self Storage	6/10/2011	6/14/2011				N	Y	Refinance	0	11,988	1,713
75	Hidden Lane Apartments	6/1/2011	6/1/2011				N	Y	Refinance	36,000	17,033	3,886

A-1-23

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(10)

1	The Domain	Cash		0	Springing			0	14,650
2	Puck Building	Cash		74,957	10,708	Cash		0	5,167
3	Arbor Walk and Palms Crossing	Cash		0	Springing			0	16,516
3.01	Arbor Walk
3.02	Palms Crossing
4	Village of Rochester Hills	Cash		68,565	6,233	Cash		0	4,243
5	Renaissance North Hills	Cash		54,116	4,645	Cash		0	51,337
6	Madonna Plaza			0	Springing			0	Springing
7	Sugarland Crossing	Cash		10,042	3,347	Cash		0	5,346
8	919 Congress	Cash		21,898	3,650	Cash		0	2,745
9	Patriot Tech Center	Cash		23,858	7,953	Cash		0	9,872
10	Ascent Hotel Portfolio	Cash		24,458	4,892	Cash		11,578	11,578
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East	Cash		8,733	1,248	Cash		4,188	4,188
12	Flagship Storage Portfolio - Indiana	Cash		0	Springing			150,000	6,498
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart			0	Springing			0	Springing
14	Overlook at the Rim			0	0			0	0
15	8301 Professional Place	Cash		4,875	2,437	Cash		0	2,854
16	Residence Inn Atlanta Midtown	Cash		9,801	3,267	Cash		0	1/12th of 4% of annual gross revenue
17	Torrance Plaza West	Cash		7,795	1,114	Cash		4,591	4,591
18	Wolflin Village Shopping Center	Cash		22,775	2,278	Cash		0	1,996
19	24 Hour Fitness - Pleasanton			3,293	1,646	Cash		0	937
20	Merit Medical Systems			0	Springing			0	Springing
21	Brookwood Village	Cash		3,205	3,205	Cash		0	3,375
22	Del Monte Portfolio			0	Springing			0	Springing
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling	Cash		7,067	Springing	Cash		0	11,790
24	H-Mart Portfolio			0	Springing			0	Springing
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio	Cash		0	Springing			615,000	5,539
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville	Cash		8,531	Springing	Cash		0	11,095
27	Fairfield Inn & Suites Verona	Cash		0	Springing			0	12,375
28	Belleville Crossing	Cash		1,562	1,562	Cash		50,000	1,080
29	Silver Springs Pointe			0	Springing			0	0
30	Poughkeepsie Galleria II	Cash		21,383	1,944	Cash		1,708	1,708
31	Sprint Center			0	Springing			0	Springing
32	Hampton Inn Jacksonville	Cash		10,584	4,971	Cash		1,000,000	7,172
33	Dayton Park	Cash		3,000	740	Cash		0	1,742
34	Westchase Corporate Park	Cash		14,103	1,175	Cash		0	2,950
35	354 Mountain View Drive	Cash		12,600	867	Cash		0	992
36	Hilton Garden Inn	Cash		11,976	1,711	Cash		0	9,903
37	1680-1700 East Touhy Avenue	Cash		40,319	13,440	Cash		10,816	10,816
38	356 Mountain View Drive	Cash		11,340	780	Cash		0	849
39	Plymouth Woods Apartments	Cash		7,493	4,035	Cash		0	4,680
40	TimBuck II	Cash		23,642	4,106	Cash		0	480

A-1-24

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(10)

41	American Self Storage - Palo Alto	Cash		6,177	3,089	Cash		0	621
42	Amsdell Self Storage 4 Portfolio	Cash		2,503	1,252	Cash		0	2,759
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis	Cash		1,449	725	Cash		0	1,083
44	Boardwalk Apartments	Cash		67,113	9,588	Cash		0	3,263
45	Western States Eugene	Cash		1,449	725	Cash		0	800
46	Boulder Bins Self Storage	Cash		10,258	1,282	Cash		0	1,441
47	Ross Valley Self Storage	Cash		4,808	1,603	Cash		0	2,074
48	Candlewood Suites Houston, TX	Cash		27,716	2,756	Cash		5,465	5,465
49	Lock It San Diego Self Storage	Cash		920	460	Cash		0	713
50	Burlington Self Storage	Cash		14,437	3,609	Cash		0	872
51	Agilent Technologies - Folsom, CA			0	Springing			0	0
52	Torrey Corner	Cash		1,200	300	Cash		0	245
53	Hill Country Self Storage			0	Springing			0	909
54	Azalea Plaza	Cash		29,817	2,485	Cash		0	515
55	Royal Highlander	Cash		5,320	1,064	Cash		1,167	1,167
56	AC Self Storage - Corinth	Cash		5,708	1,142	Cash		0	1,217
57	Country Estates MHC	Cash		5,429	543	Cash		0	442
58	180 West Washington Office	Cash		6,735	962	Cash		0	745
59	Castle Rock Self Storage	Cash		3,916	326	Cash		0	874
60	American Mini Storage I & II	Cash		1,179	590	Cash		1,344	1,344
61	Safari MHC	Cash		3,137	1,569	Cash		789	789
62	Mimi's Plaza	Cash		3,533	883	Cash		761	761
63	Bed Bath & Beyond	Cash		9,282	774	Cash		2,363	788
64	Willows MHC	Cash		1,301	651	Cash		613	613
65	Mill Creek Village	Cash		2,957	269	Cash		238	238
66	New Market Square	Cash		1,880	627	Cash		0	536
67	Pecan Valley Estates	Cash		13,832	1,153	Cash		958	963
68	Metro Storage	Cash		1,557	519	Cash		0	642
69	Holly Acres	Cash		3,078	616	Cash		781	781
70	First American Self Storage - River Oaks	Cash		1,630	815	Cash		515	515
71	Friendly Village MHC	Cash		4,740	1,580	Cash		0	750
72	2 Claire Road	Cash		0	Springing			0	519
73	Georgetown South Apartments	Cash		10,174	2,543	Cash		145,773	4,610
74	Reynolda Self Storage	Cash		11,247	1,104	Cash		0	738
75	Hidden Lane Apartments	Cash		6,728	2,243	Cash		0	2,079

A-1-25

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)(10)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC(9)	TI/LC Escrow - LoC Counterparty(9)

1	The Domain	660,000	Cash		0	90,006	3,000,000	Cash
2	Puck Building	0	Cash		2,000,000	11,167	0	Cash
3	Arbor Walk and Palms Crossing	600,000	Cash		990,000	52,735	2,300,000	Cash
3.01	Arbor Walk
3.02	Palms Crossing
4	Village of Rochester Hills	150,000	Cash		2,909,368	21,216	500,000	Cash
5	Renaissance North Hills	0	Cash		55,000	0	0	Cash
6	Madonna Plaza	0			0	0	0
7	Sugarland Crossing	0	Cash		107,738	11,548	0	Cash
8	919 Congress	0	Cash		610,511	17,844	750,000	Cash
9	Patriot Tech Center	307,858	Cash		0	24,372	0	Cash
10	Ascent Hotel Portfolio	Aggregate of preceding 24 monthly payments	Cash		0	0	0
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East	0	Cash		18,858	18,858	500,000	Cash
12	Flagship Storage Portfolio - Indiana	0	Cash		0	0	0
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart	0			0	0	0
14	Overlook at the Rim	0			0	0	0
15	8301 Professional Place	0	Cash		0	11,417	0	Cash
16	Residence Inn Atlanta Midtown	0	Cash		0	0	0
17	Torrance Plaza West	0	Cash		11,311	11,311	500,000	Cash
18	Wolflin Village Shopping Center	0	Cash		300,000	10,544	550,000	Cash
19	24 Hour Fitness - Pleasanton	22,482	Cash		0	0	0
20	Merit Medical Systems	0			0	0	0
21	Brookwood Village	0	Cash		0	0	0
22	Del Monte Portfolio	0			0	0	0
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling	424,438	Cash		0	0	0
24	H-Mart Portfolio	0			0	0	0
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio	0	Cash		0	0	0
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville	399,418	Cash		0	0	0
27	Fairfield Inn & Suites Verona	500,000	Cash		0	0	0
28	Belleville Crossing	50,000	Cash		178,000	5,534	178,000	Cash
29	Silver Springs Pointe	0			0	Springing	0
30	Poughkeepsie Galleria II	61,500	Cash		0	Springing	0
31	Sprint Center	0			465,361	0	0	Cash
32	Hampton Inn Jacksonville	0	Cash		0	0	0
33	Dayton Park	0	Cash		0	0	0
34	Westchase Corporate Park	0	Cash		200,000	8,167	400,000	Cash
35	354 Mountain View Drive	0	Cash		365,000	8,671	365,000	Cash
36	Hilton Garden Inn	0	Cash		0	0	0
37	1680-1700 East Touhy Avenue	0	Cash		0	0	0
38	356 Mountain View Drive	0	Cash		265,000	4,750	265,000	Cash
39	Plymouth Woods Apartments	0	Cash		0	0	0
40	TimBuck II	0	Cash		0	2,561	90,000	Cash

A-1-26

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)(10)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC(9)	TI/LC Escrow - LoC Counterparty(9)

41	American Self Storage - Palo Alto	0	Cash		0	0	0
42	Amsdell Self Storage 4 Portfolio	0	Cash		0	0	0
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis	0	Cash		0	0	0
44	Boardwalk Apartments	0	Cash		0	0	0
45	Western States Eugene	0	Cash		0	0	0
46	Boulder Bins Self Storage	0	Cash		0	0	0
47	Ross Valley Self Storage	0	Cash		0	0	0
48	Candlewood Suites Houston, TX	Aggregate of preceding 24 monthly payments	Cash		0	0	0
49	Lock It San Diego Self Storage	0	Cash		0	0	0
50	Burlington Self Storage	0	Cash		0	0	0
51	Agilent Technologies - Folsom, CA	0			200,000	0	0	Cash
52	Torrey Corner	0	Cash		0	2,250	96,000	Cash
53	Hill Country Self Storage	0	Cash		0	1,053	0	Cash
54	Azalea Plaza	25,000	Cash		150,000	2,551	225,000	Cash
55	Royal Highlander	0	Cash		0	0	0
56	AC Self Storage - Corinth	0	Cash		0	0	0
57	Country Estates MHC	0	Cash		0	0	0
58	180 West Washington Office	0	Cash		150,000	7,469	225,000	Cash
59	Castle Rock Self Storage	0	Cash		0	0	0
60	American Mini Storage I & II	0	Cash		0	0	0
61	Safari MHC	0	Cash		0	0	0
62	Mimi's Plaza	0	Cash		2,920	2,920	105,120	Cash
63	Bed Bath & Beyond	53,558	Cash		1,195	1,195	125,519	Cash
64	Willows MHC	0	Cash		0	0	0
65	Mill Creek Village	0	Cash		2,246	2,246	107,800	Cash
66	New Market Square	0	Cash		0	2,433	40,000	Cash
67	Pecan Valley Estates	55,000	Cash		0	0	0
68	Metro Storage	0	Cash		0	0	0
69	Holly Acres	0	Cash		0	0	0
70	First American Self Storage - River Oaks	0	Cash		0	0	0
71	Friendly Village MHC	0	Cash		0	0	0
72	2 Claire Road	0	Cash		0	787	0	Cash
73	Georgetown South Apartments	250,000	Cash		0	0	0
74	Reynolda Self Storage	30,000	Cash		0	0	0
75	Hidden Lane Apartments	0	Cash		0	0	0

A-1-27

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow (Initial)	Debt Service Escrow (Monthly)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(11)	Other Escrow I (Initial)	Other Escrow I (Monthly)	Other Escrow I Cap	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty

1	The Domain	0	0			Tenant Specific	3,086,814	0	0	Cash
2	Puck Building	0	0			TI/LC, Free Rent & Landlord Obligations	7,543,655	0	0	Cash
3	Arbor Walk and Palms Crossing	0	0			Ground Lease	0	Springing	0
3.01	Arbor Walk
3.02	Palms Crossing
4	Village of Rochester Hills	0	0				0	0	0
5	Renaissance North Hills	0	0				0	0	0
6	Madonna Plaza	0	0			Tenant Holdback	2,750,000	0	0	Cash
7	Sugarland Crossing	0	0			Tenant Holdback	2,000,000	0	0	Cash
8	919 Congress	0	0			Other Upfront Free Rent	280,461	0	0	Cash
9	Patriot Tech Center	0	0				0	0	0
10	Ascent Hotel Portfolio	0	0			Seasonality	125,000	13,900	0	Cash
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East	0	0			Tenant Holdback and General Holdback	600,000	0	0	Cash
12	Flagship Storage Portfolio - Indiana	0	0				0	0	0
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart	0	0				0	0	0
14	Overlook at the Rim	0	0			MiniMed TI	1,012,480	0	0	Cash
15	8301 Professional Place	0	0				0	0	0
16	Residence Inn Atlanta Midtown	0	0			Change of Ownership Upfront PIP	423,920	0	0	Cash
17	Torrance Plaza West	0	0			Tenant Holdback	751,000	0	0	Cash
18	Wolflin Village Shopping Center	0	0				0	0	0
19	24 Hour Fitness - Pleasanton	0	0			Tenant Allowance	52,155	0	0	Cash
20	Merit Medical Systems	0	0				0	0	0
21	Brookwood Village	0	0				0	0	0
22	Del Monte Portfolio	0	0				0	0	0
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling	0	0			Seasonality	90,000	0	0	Cash
24	H-Mart Portfolio	0	0				0	0	0
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio	0	0				0	0	0
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville	0	0			Seasonality	50,000	0	0	Cash
27	Fairfield Inn & Suites Verona	0	0				0	0	0
28	Belleville Crossing	0	0			Additional Collateral Account	150,000	0	0	Cash
29	Silver Springs Pointe	0	0				0	0	0
30	Poughkeepsie Galleria II	0	0			H&M Upfront TI	194,827	0	0	Cash
31	Sprint Center	0	0			Pilot	309,881	0	0	Cash
32	Hampton Inn Jacksonville	0	0				0	0	0
33	Dayton Park	0	0			Sewer Connection Holdback	49,250	0	0	Cash
34	Westchase Corporate Park	75,000	0	Cash			0	0	0
35	354 Mountain View Drive	0	0				0	0	0
36	Hilton Garden Inn	0	0			Seasonality	175,000	0	175,000	Cash
37	1680-1700 East Touhy Avenue	0	0			Cash Collateral	600,000	0	0	Cash
38	356 Mountain View Drive	0	0				0	0	0
39	Plymouth Woods Apartments	0	0				0	0	0
40	TimBuck II	0	0			Seasonality	75,000	Springing	75,000	Cash

A-1-28

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow (Initial)	Debt Service Escrow (Monthly)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(11)	Other Escrow I (Initial)	Other Escrow I (Monthly)	Other Escrow I Cap	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty

41	American Self Storage - Palo Alto	0	0				0	0	0
42	Amsdell Self Storage 4 Portfolio	0	0			Ground Lease	17,000	10,000	0	Cash
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis	0	0				0	0	0
44	Boardwalk Apartments	0	0				0	0	0
45	Western States Eugene	0	0				0	0	0
46	Boulder Bins Self Storage	0	0				0	0	0
47	Ross Valley Self Storage	0	0				0	0	0
48	Candlewood Suites Houston, TX	0	0			Seasonality	100,000	0	0	Cash
49	Lock It San Diego Self Storage	0	0				0	0	0
50	Burlington Self Storage	0	0				0	0	0
51	Agilent Technologies - Folsom, CA	0	0				0	0	0
52	Torrey Corner	0	0				0	0	0
53	Hill Country Self Storage	0	0			Tenant Finish-Out Escrow	51,969	0	0	Cash
54	Azalea Plaza	0	0			Earnout	451,000	0	0	Cash
55	Royal Highlander	0	0				0	0	0
56	AC Self Storage - Corinth	0	0				0	0	0
57	Country Estates MHC	0	0				0	0	0
58	180 West Washington Office	0	0				0	0	0
59	Castle Rock Self Storage	0	0				0	0	0
60	American Mini Storage I & II	0	0				0	0	0
61	Safari MHC	0	0				0	0	0
62	Mimi's Plaza	0	0				0	0	0
63	Bed Bath & Beyond	0	0				0	0	0
64	Willows MHC	0	0				0	0	0
65	Mill Creek Village	0	0			Nationwide	17,798	0	0	Cash
66	New Market Square	0	0				0	0	0
67	Pecan Valley Estates	0	0				0	0	0
68	Metro Storage	0	0				0	0	0
69	Holly Acres	0	0				0	0	0
70	First American Self Storage - River Oaks	0	0				0	0	0
71	Friendly Village MHC	0	0				0	0	0
72	2 Claire Road	0	0				0	0	0
73	Georgetown South Apartments	0	0				0	0	0
74	Reynolda Self Storage	0	0				0	0	0
75	Hidden Lane Apartments	0	0				0	0	0

A-1-29

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description	Other Escrow II (Initial)	Other Escrow II (Monthly)	Other Escrow II Cap	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment

1	The Domain		0	0	0				Fee
2	Puck Building	Condo Association	2,000	Springing	0	Cash			Fee
3	Arbor Walk and Palms Crossing		0	0	0				Various	Various	Various
3.01	Arbor Walk								Leasehold	5/12/2056	1,104,081
3.02	Palms Crossing								Fee
4	Village of Rochester Hills		0	0	0				Fee
5	Renaissance North Hills		0	0	0				Fee
6	Madonna Plaza	Ground Rent	116,575	0	0	Cash			Leasehold	12/31/2086	459,433
7	Sugarland Crossing		0	0	0				Fee
8	919 Congress	Ground Rent	0	Springing	0				Fee and Leasehold	12/31/2080	30,000
9	Patriot Tech Center		0	0	0				Fee
10	Ascent Hotel Portfolio		0	0	0				Fee
10.01	Hampton Inn & Suites - Montgomery								Fee
10.02	Holiday Inn Express - Atmore								Fee
10.03	Hampton Inn - New Albany								Fee
10.04	Hampton Inn - Enterprise								Fee
11	Torrance Plaza East	Free Rent and Outstanding TI	346,840	0	0	Cash			Fee
12	Flagship Storage Portfolio - Indiana		0	0	0				Fee
12.01	8270 Michigan Road								Fee
12.02	2251 Shadeland Avenue								Fee
12.03	5425 North Tacoma Avenue								Fee
12.04	9685 Fall Creek Road								Fee
12.05	3601 West 96th Street								Fee
12.06	551 East Stover Avenue								Fee
12.07	920 County Line Road								Fee
12.08	3912 North Glen Arm Road								Fee
13	PetSmart		0	0	0				Fee
14	Overlook at the Rim		0	0	0				Fee
15	8301 Professional Place		0	0	0				Fee
16	Residence Inn Atlanta Midtown		0	0	0				Fee
17	Torrance Plaza West	Free Rent and Outstanding TI	230,379	0	0	Cash			Fee
18	Wolflin Village Shopping Center		0	0	0				Fee
19	24 Hour Fitness - Pleasanton		0	0	0				Fee
20	Merit Medical Systems		0	0	0				Fee
21	Brookwood Village		0	0	0				Fee
22	Del Monte Portfolio		0	0	0				Fee
22.01	Del Monte - Toppenish								Fee
22.02	Del Monte - Mendota								Fee
22.03	Del Monte - Plover								Fee
23	SpringHill Suites Wheeling		0	0	0				Fee
24	H-Mart Portfolio		0	0	0				Fee
24.01	H Mart - Carrollton								Fee
24.02	Super H Mart - Riverdale								Fee
25	Flagship Storage Portfolio - Ohio		0	0	0				Fee
25.01	6784 Hopkins Road								Fee
25.02	1500 Brush Road								Fee
25.03	23640 Lakeland Boulevard								Fee
25.04	4820 Frank Road NW								Fee
25.05	4376 North Ridge Road								Fee
25.06	5920 Highline Avenue NW								Fee
25.07	38255 St Claire Street								Fee
26	Marriott Courtyard Monroeville	PIP	577,400	0	0	Cash			Fee
27	Fairfield Inn & Suites Verona		0	0	0				Fee
28	Belleville Crossing		0	0	0				Fee
29	Silver Springs Pointe		0	0	0				Fee
30	Poughkeepsie Galleria II		0	0	0				Fee and Leasehold	8/1/2031	1
31	Sprint Center		0	0	0				Leasehold	7/1/2023	0
32	Hampton Inn Jacksonville		0	0	0				Fee
33	Dayton Park	Amenity Rebuild	100,000	0	0	Cash			Fee
34	Westchase Corporate Park		0	0	0				Fee
35	354 Mountain View Drive		0	0	0				Fee
36	Hilton Garden Inn	PIP	1,300,000	0	0	Cash			Fee
37	1680-1700 East Touhy Avenue		0	0	0				Fee
38	356 Mountain View Drive		0	0	0				Fee
39	Plymouth Woods Apartments		0	0	0				Fee
40	TimBuck II		0	0	0				Fee

A-1-30

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description	Other Escrow II (Initial)	Other Escrow II (Monthly)	Other Escrow II Cap	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment

41	American Self Storage - Palo Alto		0	0	0				Fee
42	Amsdell Self Storage 4 Portfolio	Waterford CapEx	141,000	0	0	Cash			Various	Various	Various
42.01	Amsdell Self Storage - Flat Rock								Fee
42.02	Amsdell Self Storage - Fraser								Fee
42.03	Amsdell Self Storage - Shelby								Leasehold	10/31/2034	120,000
42.04	Amsdell Self Storage - Waterford								Fee
43	Western States Corvallis		0	0	0				Fee
44	Boardwalk Apartments		0	0	0				Fee
45	Western States Eugene		0	0	0				Fee
46	Boulder Bins Self Storage		0	0	0				Fee
47	Ross Valley Self Storage		0	0	0				Fee
48	Candlewood Suites Houston, TX		0	0	0				Fee
49	Lock It San Diego Self Storage		0	0	0				Fee
50	Burlington Self Storage		0	0	0				Fee
51	Agilent Technologies - Folsom, CA		0	0	0				Fee
52	Torrey Corner		0	0	0				Fee
53	Hill Country Self Storage	Rent Escrow	18,124	0	0	Cash			Fee
54	Azalea Plaza		0	0	0				Fee
55	Royal Highlander		0	0	0				Fee
56	AC Self Storage - Corinth		0	0	0				Fee
57	Country Estates MHC		0	0	0				Fee
58	180 West Washington Office		0	0	0				Fee
59	Castle Rock Self Storage		0	0	0				Fee
60	American Mini Storage I & II		0	0	0				Fee
61	Safari MHC		0	0	0				Fee
62	Mimi's Plaza		0	0	0				Fee
63	Bed Bath & Beyond		0	0	0				Fee
64	Willows MHC		0	0	0				Fee
65	Mill Creek Village		0	0	0				Fee
66	New Market Square		0	0	0				Fee
67	Pecan Valley Estates		0	0	0				Fee
68	Metro Storage		0	0	0				Fee
69	Holly Acres		0	0	0				Fee
70	First American Self Storage - River Oaks		0	0	0				Fee
71	Friendly Village MHC		0	0	0				Fee
72	2 Claire Road		0	0	0				Fee
73	Georgetown South Apartments		0	0	0				Fee
74	Reynolda Self Storage		0	0	0				Fee
75	Hidden Lane Apartments		0	0	0				Fee

A-1-31

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases(12)	Lockbox

1	The Domain		Hard/Springing Cash Management
2	Puck Building		Hard/Springing Cash Management
3	Arbor Walk and Palms Crossing	Various	Hard/Springing Cash Management
3.01	Arbor Walk	The lesser of CPI or 2.0 percent and steps to $2,000,000 in May 2015 with 2.0 percent increases thereafter
3.02	Palms Crossing
4	Village of Rochester Hills		Hard/Springing Cash Management
5	Renaissance North Hills		Hard/Springing Cash Management
6	Madonna Plaza	2012: $503,051; 2013: $533,034; 2014: $542,826; 2015: $547,749; 2016: $561,785; 2017: $589,466; 2018: $592,464; 2019: $693,916; 2020: $730,763; 2021: $742,656	Hard/Springing Cash Management
7	Sugarland Crossing		Hard/Springing Cash Management
8	919 Congress		Hard/Springing Cash Management
9	Patriot Tech Center		Hard/Springing Cash Management
10	Ascent Hotel Portfolio		Hard/Springing Cash Management
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East		Hard/Springing Cash Management
12	Flagship Storage Portfolio - Indiana		None
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart		Hard/Upfront Cash Management
14	Overlook at the Rim		Hard/Upfront Cash Management
15	8301 Professional Place		Hard/Springing Cash Management
16	Residence Inn Atlanta Midtown		Hard/Springing Cash Management
17	Torrance Plaza West		Hard/Springing Cash Management
18	Wolflin Village Shopping Center		Hard/Springing Cash Management
19	24 Hour Fitness - Pleasanton		Hard/Upfront Cash Management
20	Merit Medical Systems		Hard/Upfront Cash Management
21	Brookwood Village		Soft/Springing Cash Management
22	Del Monte Portfolio		Hard/Upfront Cash Management
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling		Hard/Springing Cash Management
24	H-Mart Portfolio		Hard/Upfront Cash Management
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio		None
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville		Hard/Springing Cash Management
27	Fairfield Inn & Suites Verona		Springing (Without Established Account)
28	Belleville Crossing		Springing (With Established Account)
29	Silver Springs Pointe		Springing (Without Established Account)
30	Poughkeepsie Galleria II		Hard/Springing Cash Management
31	Sprint Center		Hard/Upfront Cash Management
32	Hampton Inn Jacksonville		Hard/Springing Cash Management
33	Dayton Park		Hard/Springing Cash Management
34	Westchase Corporate Park		Hard/Springing Cash Management
35	354 Mountain View Drive		Hard/Springing Cash Management
36	Hilton Garden Inn		Hard/Springing Cash Management
37	1680-1700 East Touhy Avenue		Hard/Upfront Cash Management
38	356 Mountain View Drive		Hard/Springing Cash Management
39	Plymouth Woods Apartments		None
40	TimBuck II		Springing (With Established Account)

A-1-32

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases(12)	Lockbox

41	American Self Storage - Palo Alto		None
42	Amsdell Self Storage 4 Portfolio	Various	Soft/Springing Cash Management
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby	Year 1: $4,200; Year 2: $6,250; Year 3-7: $8,500; Year 8-12: $10,000; Year 13-17: $10,500; Year 18-22: $11,000; Year 23-27: $11,500; Year 28-30: $12,000
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis		Soft/Springing Cash Management
44	Boardwalk Apartments		None
45	Western States Eugene		Soft/Springing Cash Management
46	Boulder Bins Self Storage		None
47	Ross Valley Self Storage		None
48	Candlewood Suites Houston, TX		Hard/Springing Cash Management
49	Lock It San Diego Self Storage		None
50	Burlington Self Storage		None
51	Agilent Technologies - Folsom, CA		None
52	Torrey Corner		Springing (Without Established Account)
53	Hill Country Self Storage		None
54	Azalea Plaza		Hard/Springing Cash Management
55	Royal Highlander		Springing (With Established Account)
56	AC Self Storage - Corinth		None
57	Country Estates MHC		None
58	180 West Washington Office		Hard/Springing Cash Management
59	Castle Rock Self Storage		None
60	American Mini Storage I & II		Springing (With Established Account)
61	Safari MHC		Springing (With Established Account)
62	Mimi's Plaza		Soft/Springing Cash Management
63	Bed Bath & Beyond		Hard/Upfront Cash Management
64	Willows MHC		Springing (With Established Account)
65	Mill Creek Village		Springing (With Established Account)
66	New Market Square		Hard/Springing Cash Management
67	Pecan Valley Estates		Soft/Springing Cash Management
68	Metro Storage		None
69	Holly Acres		None
70	First American Self Storage - River Oaks		Hard/Springing Cash Management
71	Friendly Village MHC		None
72	2 Claire Road		None
73	Georgetown South Apartments		None
74	Reynolda Self Storage		None
75	Hidden Lane Apartments		None

A-1-33

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date Balance	Whole Loan Debt Service	Subordinate Secured Debt Cut-off Date Balance	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)(13)(14)

1	The Domain
2	Puck Building									10,000,000
3	Arbor Walk and Palms Crossing
3.01	Arbor Walk
3.02	Palms Crossing
4	Village of Rochester Hills
5	Renaissance North Hills
6	Madonna Plaza
7	Sugarland Crossing
8	919 Congress
9	Patriot Tech Center
10	Ascent Hotel Portfolio
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East
12	Flagship Storage Portfolio - Indiana
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart
14	Overlook at the Rim									5,000,000
15	8301 Professional Place
16	Residence Inn Atlanta Midtown
17	Torrance Plaza West
18	Wolflin Village Shopping Center
19	24 Hour Fitness - Pleasanton
20	Merit Medical Systems
21	Brookwood Village
22	Del Monte Portfolio
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling
24	H-Mart Portfolio
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville
27	Fairfield Inn & Suites Verona
28	Belleville Crossing
29	Silver Springs Pointe
30	Poughkeepsie Galleria II
31	Sprint Center
32	Hampton Inn Jacksonville
33	Dayton Park
34	Westchase Corporate Park
35	354 Mountain View Drive
36	Hilton Garden Inn
37	1680-1700 East Touhy Avenue
38	356 Mountain View Drive
39	Plymouth Woods Apartments
40	TimBuck II

A-1-34

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date Balance	Whole Loan Debt Service	Subordinate Secured Debt Cut-off Date Balance	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)(13)(14)

41	American Self Storage - Palo Alto
42	Amsdell Self Storage 4 Portfolio
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis
44	Boardwalk Apartments
45	Western States Eugene
46	Boulder Bins Self Storage
47	Ross Valley Self Storage
48	Candlewood Suites Houston, TX
49	Lock It San Diego Self Storage
50	Burlington Self Storage
51	Agilent Technologies - Folsom, CA
52	Torrey Corner
53	Hill Country Self Storage
54	Azalea Plaza
55	Royal Highlander
56	AC Self Storage - Corinth
57	Country Estates MHC
58	180 West Washington Office
59	Castle Rock Self Storage
60	American Mini Storage I & II
61	Safari MHC
62	Mimi's Plaza
63	Bed Bath & Beyond
64	Willows MHC
65	Mill Creek Village
66	New Market Square
67	Pecan Valley Estates
68	Metro Storage
69	Holly Acres
70	First American Self Storage - River Oaks
71	Friendly Village MHC
72	2 Claire Road
73	Georgetown South Apartments
74	Reynolda Self Storage
75	Hidden Lane Apartments

A-1-35

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Sponsor(15)	Affiliated Sponsors	Mortgage Loan Number

1	The Domain	Simon Property Group, Inc.	Group A	1
2	Puck Building	Kushner Companies		2
3	Arbor Walk and Palms Crossing	Simon Property Group, Inc.	Group A	3
3.01	Arbor Walk			3.01
3.02	Palms Crossing			3.02
4	Village of Rochester Hills	Robert B. Aikens & Associates		4
5	Renaissance North Hills	Concord Hospitality and Kane Realty		5
6	Madonna Plaza	Schottenstein Property Group, Inc.		6
7	Sugarland Crossing	Combined Properties		7
8	919 Congress	Moore & Associates, Inc.; Alfa Properties, Inc.		8
9	Patriot Tech Center	Erik Kolar, Alan Werther, Michael Kolar, Geoffrey Gardner, and Timothy McKenna		9
10	Ascent Hotel Portfolio	John Ioan Tampa and Yagnesh Patel		10
10.01	Hampton Inn & Suites - Montgomery			10.01
10.02	Holiday Inn Express - Atmore			10.02
10.03	Hampton Inn - New Albany			10.03
10.04	Hampton Inn - Enterprise			10.04
11	Torrance Plaza East	The Muller Company	Group B	11
12	Flagship Storage Portfolio - Indiana	Flagship Properties II, LLC	Group C	12
12.01	8270 Michigan Road			12.01
12.02	2251 Shadeland Avenue			12.02
12.03	5425 North Tacoma Avenue			12.03
12.04	9685 Fall Creek Road			12.04
12.05	3601 West 96th Street			12.05
12.06	551 East Stover Avenue			12.06
12.07	920 County Line Road			12.07
12.08	3912 North Glen Arm Road			12.08
13	PetSmart	Corporate Property Associates 15 Incorporated; Corporate Property Associates 16 - Global Incorporated	Group D	13
14	Overlook at the Rim	Cole Corporate Income Trust, Inc.		14
15	8301 Professional Place	William P. Angrick, III		15
16	Residence Inn Atlanta Midtown	Noble Investment Group, LLC		16
17	Torrance Plaza West	The Muller Company	Group B	17
18	Wolflin Village Shopping Center	Dunhill Partners		18
19	24 Hour Fitness - Pleasanton	Robert V. Bindi; Maureen M. Bindi; Richard L. Martin; Rudy P. Nodar; Emilio A. Arechaederra		19
20	Merit Medical Systems	Corporate Property Associates 15 Incorporated	Group D	20
21	Brookwood Village	PLPI, LP		21
22	Del Monte Portfolio	Corporate Property Associates 15 Incorporated; Corporate Property Associates 16 - Global Incorporated	Group D	22
22.01	Del Monte - Toppenish			22.01
22.02	Del Monte - Mendota			22.02
22.03	Del Monte - Plover			22.03
23	SpringHill Suites Wheeling	James N. Kratsa,William P. Kratsa, Jr.	Group E	23
24	H-Mart Portfolio	Arnold Gumowitz, Steven Levy		24
24.01	H Mart - Carrollton			24.01
24.02	Super H Mart - Riverdale			24.02
25	Flagship Storage Portfolio - Ohio	Flagship Properties II, LLC	Group C	25
25.01	6784 Hopkins Road			25.01
25.02	1500 Brush Road			25.02
25.03	23640 Lakeland Boulevard			25.03
25.04	4820 Frank Road NW			25.04
25.05	4376 North Ridge Road			25.05
25.06	5920 Highline Avenue NW			25.06
25.07	38255 St Claire Street			25.07
26	Marriott Courtyard Monroeville	James N. Kratsa,William P. Kratsa, Jr.	Group E	26
27	Fairfield Inn & Suites Verona	Stephen J. Obermayer; DRL Revocable Trust		27
28	Belleville Crossing	Arciterra Strategic Income Corporation		28
29	Silver Springs Pointe	Inland Diversified Real Estate Trust, Inc.		29
30	Poughkeepsie Galleria II	The Pyramid Companies		30
31	Sprint Center	W.P. Carey & Co. LLC	Group D	31
32	Hampton Inn Jacksonville	Charles A. Bray, Lubert-Adler Real Estate Funds VI,VI-A and VI-B		32
33	Dayton Park	Robert Larson	Group F	33
34	Westchase Corporate Park	Adler Real Estate Fund, LLC		34
35	354 Mountain View Drive	Stonewater Funding LLC	Group G	35
36	Hilton Garden Inn	Luis Maizel, Leonardo Simpser and Hermant Chhatrala		36
37	1680-1700 East Touhy Avenue	HMX Group		37
38	356 Mountain View Drive	Stonewater Funding LLC	Group G	38
39	Plymouth Woods Apartments	Marital Trust under Sanford L. Perlman Living Trust dated July 14, 1994; Steven S. Perlman		39
40	TimBuck II	H. Brooks Real Estate, LLC		40

A-1-36

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Sponsor(15)	Affiliated Sponsors	Mortgage Loan Number

41	American Self Storage - Palo Alto	Paul F. Schmitt, A. Michael Casey, Robert A. Braghetta	Group H	41
42	Amsdell Self Storage 4 Portfolio	Robert J. Amsdell, Barry L. Amsdell and Todd C. Amsdell		42
42.01	Amsdell Self Storage - Flat Rock			42.01
42.02	Amsdell Self Storage - Fraser			42.02
42.03	Amsdell Self Storage - Shelby			42.03
42.04	Amsdell Self Storage - Waterford			42.04
43	Western States Corvallis	Velocity US Properties, Inc.	Group I	43
44	Boardwalk Apartments	Adam David Lynd; Michael J. Lynd, Jr.; Samuel J. Kasparek		44
45	Western States Eugene	Velocity US Properties, Inc.	Group I	45
46	Boulder Bins Self Storage	Paul F. Schmitt, A. Michael Casey, Robert A. Braghetta	Group H	46
47	Ross Valley Self Storage	Paul F. Schmitt, A. Michael Casey, Robert A. Braghetta	Group H	47
48	Candlewood Suites Houston, TX	Ashik Patel and Urmila Patel		48
49	Lock It San Diego Self Storage	Ronald A. Ripps		49
50	Burlington Self Storage	L.Ronald Capozzoli, Christopher M. Capozzoli		50
51	Agilent Technologies - Folsom, CA	Gottlieb Marital Trust		51
52	Torrey Corner	Sean Pourteymour		52
53	Hill Country Self Storage	Donald Clausen, Ford Family Trust, Jorgensen Family Trust, Tornabeni Family Trust		53
54	Azalea Plaza	Ramzy W. Bakkar & Tony W. Bakkar		54
55	Royal Highlander	Michael R. Cabano & Charles Catalano		55
56	AC Self Storage - Corinth	Troy Downing, AC Self Storage Fund I, LLC		56
57	Country Estates MHC	Brian L. Fitterer		57
58	180 West Washington Office	Arthur Holmer		58
59	Castle Rock Self Storage	Richard Graham, Bruce V. Rauner		59
60	American Mini Storage I & II	Platinum Storage Group		60
61	Safari MHC	Safari Park, LLC		61
62	Mimi's Plaza	Mimi’s Plaza LLC		62
63	Bed Bath & Beyond	Linden D. Nelson		63
64	Willows MHC	Alexander P. Williams		64
65	Mill Creek Village	Mill Creek Village Partners, LLC		65
66	New Market Square	Stephen R. Malley and Joseph R. Prestifilippo		66
67	Pecan Valley Estates	Bonnie A. Glover, Alan H. Glover, The Glover Trust established November 30, 1983		67
68	Metro Storage	Timothy J. Judge; Margaret R. Judge; James L. Judge		68
69	Holly Acres	Roxbury Realty Company	Group F	69
70	First American Self Storage - River Oaks	Robert Triguero, Olav Visnapuu, Stanley Iversen, American Spectrum REIT 1		70
71	Friendly Village MHC	Joseph A. Miele; John A. O'Dea; William J. Murphy		71
72	2 Claire Road	Jerome N. Block; David F. Wilshin		72
73	Georgetown South Apartments	Stephen P. Malasky; Bruce A. Malasky; Ilene Malasky-Frankle		73
74	Reynolda Self Storage	Ivon D. Rohrer, Jr.; James W. Cantey; Albert R. Heyward, III; Southern Real Estate		74
75	Hidden Lane Apartments	Richard G. Ludwig; Frederick C. Seeley		75

A-1-37

WFRBS Commercial Mortgage Trust 2011-C5

ANNEX A-1

See "Description of the Loan Pool—Additional Mortgage Loan Information" in the Free Writing Prospectus.

(1)
"RBS" denotes The Royal Bank of Scotland plc, "RBSFP" denotes RBS Financial Products Inc., "WFB" denotes Wells Fargo Bank, National Association, "Basis" denotes Basis Real Estate Capital II LLC, "CIIICM" denotes C-III Commercial Mortgage LLC, and "GECC" denotes General Electric Capital Corporation. Mortgage loans  #6 (Madonna Plaza), #11 (Torrance Plaza East) and #17 (Torrance Plaza West) were sold into the trust by RBSFP. All other loans were sold into the trust by RBS.

(2)	Certain of the mortgage loans that are secured by retail properties do not include parcels ground leased to tenants in the calculation of the total number of square feet of the mortgage loan.

For mortgage loan #27 (Fairfield Inn & Suites Verona), the Number of Units represents the rooms available at the hotel portion of the property.  The square feet related to the single tenant and leased fee portion of the property is 9,000 square feet of the property.

For mortgage loan #50 (Burlington Self Storage), the property square footage includes total retail and office square footage of 18,108 square feet.  The underwritten revenue derived from the retail and office square footage is 23.4% of the property’s underwritten revenues.

For mortgage loan #53 (Hill Country Self Storage), the property square footage includes total retail square footage of 10,279 square feet.  The underwritten revenue derived from the retail square footage is 20.4% of the property’s underwritten revenues.

For mortgage loan #61 (Safari MHC), the related mortgaged property (166 pads) is one of two parcels comprising a larger manufactured housing community (216 pads in total).

For mortgage loan #70 (First American Self Storage - River Oaks), the Number of Units measures the total square footage of the property including both enclosed and outside or covered storage units. The property is improved with eight single-story and one 2-story self storage facilities of approximately 61,827 square feet of net rentable square feet.

(3)
For mortgage loans #13 (PetSmart), #20 (Merit Medical Systems), #22 (Del Monte Portfolio) and #31 (Sprint Center), the borrower is not required to pay any late charge (i) with respect to the first 2 delinquent payments during any 12 month calendar period, or  (ii) with respect to the first 2 delinquent payments following any change by lender to the Monthly Debt Service Payment Amount following notice of such change, however, the borrower is subject to default interest for any delinquent payments.

(4)
For mortgage loans #2 (Puck Building), #4 (Village of Rochester Hills), #43 (Western States Corvallis), #45 (Western States Eugene), #50 (Burlington Self Storage) and #56 (AC Self Storage - Corinth), which require payments of interest only for a portion (but not the entirety) of their terms to maturity or anticipated repayment date, the U/W NOI DSCR and the U/W NCF DSCR were calculated based on the annualized amortizing debt service amount.

For mortgage loans #14 (Overlook at the Rim) and #29 (Silver Springs Pointe), which requires payment of interest only for their entire terms to maturity or anticipated repayment date, the U/W NOI DSCR and U/W NCF DSCR were calculated based on the interest only payments due over the 12 months following the Closing Date.

(5)	In certain cases, mortgage loans may have tenants that have executed leases that were included in the underwriting, but have not yet commenced paying rent or taken occupancy.

For mortgage loan #1 (The Domain), the third largest tenant, Hanger Orthopedic's lease consists of 75,165 square feet, of which, approximately 39,876 square feet (3.5% of annual underwritten base rent) is occupied with mandatory expansion rights whereby approximately 18,000 square feet (1.6% of annual underwritten base rent) must be taken by August 1, 2012 and an additional 17,289 square feet (1.5% of annual underwritten base rent) must be taken by August 1, 2013. There is a $2,402,763 reserve associated with Hanger Orthopedic.

For mortgage loan #2 (Puck Building), the third, fourth and fifth largest tenants at the property have executed leases and are anticipated to take occupancy/commence rental payments on November 2011, April 2012 and December 2011, respectively. At closing, the borrower deposited $5,134,556 in an upfront reserve to cover outstanding tenant improvements and leasing commissions and $2,409,099 to cover rent concessions associated with these leases.

For mortgage loan #3 (Arbor Walk and Palms Crossing), the tenants Firestone (7,575 square feet), Lupe (7,000 square feet) and Carter's (4,000 square feet), collectively representing 2.5% of net rentable square feet, have signed leases but have not yet taken occupancy.  At closing, the borrower deposited $990,000 in an upfront reserve to cover future tenant improvements and leasing commissions at the property.

For mortgage loan #4 (Village of Rochester Hills), the tenant Chipotle (2,736 square feet), representing 1.1% of net rentable square feet, has signed a lease but has not yet taken occupancy.  At closing, the borrower deposited $122,436 in an upfront reserve for this tenant to cover outstanding tenant improvements and leasing commissions and $2,500,000 to cover future tenant improvements and leasing commissions at the property.

For mortgage loan #6 (Madonna Plaza), the related mortgaged property has vacant and dark space equal to 7.1% of the net rentable area, including a space with Borders Inc., representing approximately 5.5% of the net rentable area.  The borrower has entered into a letter of intent with Sports Authority to lease the dark Borders space as well as additional space at the Madonna Plaza Property.  Consistent with the appraisal of the mortgaged property, a 5% vacancy at the Madonna Plaza property was underwritten.  Per the appraisal of the mortgaged property, the San Luis Obispo/Paso Robles retail submarket had a 1.7% vacancy rate as of the second quarter of 2011. The Madonna Plaza Property is currently 92.9% leased.  Additionally, in order to mitigate potential risks associated with the Borders space, the lender has retained a $2,750,000 cash collateral reserve.

For mortgage loan #7 (Sugarland Crossing), the sixth largest tenant (6,600 square feet), representing 2.6% of net rentable square feet, has an executed lease and is expected to take occupancy by year end 2011. There is a $2,000,000 reserve for this tenant.

For mortgage loan #18 (Wolflin Village Shopping Center), the thirteenth largest tenant at the Wolflin Village Shopping Center property (3,000 square feet), representing 1.9% of net rentable square feet, has been underwritten as vacant due to the tenant's delinquency in paying rent.

For mortgage loan #41 (American Self Storage – Palo Alto), Clear Channel Outdoor, Inc. (“CCO”) leases an advertising structure located on the subject property. The lease income was included in underwritten NCF, and represents 11.9% of the property's total underwritten revenues. The U/W NCF DSCR is 1.46x if the underwritten rent from the CCO lease (currently $11,250 per month) is excluded.

For mortgage loan #53 (Hill Country Self Storage), the largest retail tenant took occupancy in August 2011 of an additional 2,303 square feet and does not commence rental payments until November 1, 2011.  From November 1, 2011 until July 1, 2012, annual rental payments commence at $12.00 per square foot and increase to $12.24 per square foot from August 1, 2012 to July 1, 2013 with 2% annual increases thereafter commencing every August 1 of the current least term.  Underwriting reflects an annual rental payment of $12.00 per square foot.  The occupancy excluding the additional 2,303 square feet is 84.5%.

WFRBS Commercial Mortgage Trust 2011-C5

ANNEX A-1

See "Description of the Loan Pool—Additional Mortgage Loan Information" in the Free Writing Prospectus.

For mortgage asset #65 (Mill Creek Village), the fourth largest tenant (1,810 square feet), representing 9.5% of net rentable square feet,  took possession on August 10, 2011 and does not commence rental payments until the earlier of 120 days after possession date or the date that tenant opens for business.

(6)
For mortgage loan #61 (Safari MHC) The related mortgaged property (166 pads) is one of two parcels comprising a larger manufactured housing community (216 pads in total). Actual historical operating statements did not separate the cashflows attributed to each individual parcel. Therefore, historical income and expenses for the entire manufactured housing community are allocated to the related mortgaged property pro-rata based on the relative number of pads.

(7)
For mortgage loan #22 (Del Monte Portfolio), the largest tenant has a one-time right to terminate its lease with respect to only one of the 3 properties if the tenant determines the subject property will not be used for at least 7 years in its business operations, upon 9 months' prior notice and payment of an amount equal to (i) 110% of landlord’s project costs (less acquisition fees); (ii) and any prepayment premiums associated with the landlord’s prepayment.

For mortgage loan #28 (Belleville Crossing), the largest tenant (20,087 square feet), representing 23.3% of net rentable square feet, will have its rent reduced to 50% of its base rent if both Target (or its successor) and Home Depot (or its successor) are dark. In addition, the tenant may  terminate its lease if both Target (or its successor) and Home Depot (or its successor) are dark for over 1 year.

For mortgage loan #28 (Belleville Crossing), the second largest tenant (18,052 square feet), representing 20.9% of net rentable square feet, will have its rent reduced to 3% of its gross sales if both Target (or its successor) and Home Depot (or its successor) are dark. In addition, tenant may terminate its lease if both Target (or its successor) and Home Depot (or its successor) are dark for over 1 year.

For mortgage loan #28 (Belleville Crossing), the third largest tenant (8,470 square feet), representing 9.8% of net rentable square feet, will have its rent reduced to 50% of its base rent if Target or its successor is dark. In addition, tenant may terminate its lease if Target and/or subsequent tenant is dark for over 6 months.

For mortgage loan #28 (Belleville Crossing), the fourth largest tenant (6,000 square feet), representing 6.9% of net rentable square feet, will have its rent reduced to 5% of gross sales if Target or Home Depot or the successor of either of them is dark. In addition, tenant may terminate its lease if Target or Home Depot or the succesor of either of them is dark for over 6 months without an equivalent replacement tenant in occupancy.

For mortgage loan #28 (Belleville Crossing), the fifth largest tenant (4,800 square feet), representing 5.6% of net rentable square feet, will have its rent reduced to 5% of gross sales if Target or Home Depot or the successor of either of them is dark. In addition, tenant may terminate its lease if Target or Home Depot or the successor of either of them is dark for over 1 year.

For mortgage loan #35 (354 Mountain View Drive), the lease with respect to the largest tenant (19,657 square feet), representing 33.0% of net rentable square feet, expires on March 31, 2012 and is not expected to be renewed.

For mortgage loan #38 (356 Mountain View Drive), the third largest tenant (7,052 square feet), representing 13.8% of net rentable square feet, may terminate its lease as of December 31, 2014 upon providing notice by June 30, 2013 and the payment of a termination fee in the amount of one year of the base rent then in effect, which termination fee would be deposited with lender and held subject to the terms of the loan documents in the TI/LC Reserve account.

For mortgage loan #41 (American Self Storage – Palo Alto), Clear Channel Outdoor, Inc. (“CCO”) leases an advertising structure located on the subject property.  CCO has the unilateral right to terminate the lease under certain circumstances, including partial obstruction or destruction of the advertising structure, or the structure's having diminished advertising value. On May 16, 2011, CCO executed a lease renewal extending the lease for a term of 15 years commencing December 1, 2011.

For mortgage loan #51 (Agilent Technologies – Folsom, CA), the largest tenant has a one-time termination option as of June 30, 2018 upon providing notice by June 30, 2017.

For mortgage loan #65 (Mill Creek Village), the largest tenant (5,542 square feet), representing 29.1% of net rentable square feet, may terminate its lease with 6 months' advance written notice if tenant cannot operate 24 hrs/7 days a week.

For mortgage loan #65 (Mill Creek Village), the fourth largest tenant (1,810 square feet), representing 9.5% of net rentable square feet, has a one-time option to terminate its lease as of the end of the third full lease year upon providing 6 months' notice.

(8)
For mortgage loan #8 (919 Congress), the fifth largest tenant is subleasing 2,138 square feet of office space for a total annual base rent of $18.75 per square foot until December 31, 2011. The sublessor's lease expires on July 31, 2015.

For mortgage loan #9 (Patriot Tech Center), the second largest tenant has multiple leases that expire as follows: 104,738 square feet expire on July 31, 2012, 12,000 square feet are month-to-month, and 20,291 square feet is currently being subleased from the largest tenant, JCI, until July 31, 2012. JCI's lease on the subletted space does not expire until March 25, 2018.

For mortgage loan #22 (Del Monte Portfolio), Del Monte subleases 89,863 square feet of space to a single tenant at the following properties: Del Monte – Toppenish (subleased 35,000 square feet to Silgan Containers Corporation through June 30, 2016 for a total annual base rent of 12.8% of the Del Monte – Toppenish mortgaged property’s operating expenses); Del Monte – Mendota (subleased 24,863 square feet to Bay Valley Foods, LLC through June 30, 2016 for a total annual base rent of 10.4% of the Del Monte – Mendota mortgaged property’s operating expenses); and Del Monte – Plover (subleased 30,000 square feet to Silgan Containers Corporation through June 30, 2016 for a total annual base rent of 14.3% of the Del Monte – Plover mortgaged property’s base rent).

For mortgage loan #38 (356 Mountain View Drive), the largest tenant has multiple leases that expire as follows: 11,196 square feet expire on August 31, 2014 and 2,388 square feet expire on February 28, 2016.

For mortgage loan #50 (Burlington Self Storage), the third largest tenant has multiple leases that expire as follows: 936 square feet expire on October 31, 2012 and 936 square feet expire on November 30, 2012.

For mortgage loan #58 (180 West Washington Office), the second largest tenant has multiple leases that expire as follows: 1,190 square feet expire on April 1, 2015 and 3,100 square feet expire on June 30, 2015.

(9)
For mortgage loan #58 (180 West Washington Office), borrower may post an acceptable letter of credit ("LOC") in lieu of cash for the then existing Deferred Maintenance obligations and the amount of the TI/LC Reserve Cap.  As of the cut-off date, the LOC amount would be $402,109.  There is no time limit on when borrower may post the LOC and the borrower is working on the LOC now.

WFRBS Commercial Mortgage Trust 2011-C5

ANNEX A-1

See "Description of the Loan Pool—Additional Mortgage Loan Information" in the Free Writing Prospectus.

(10)
For mortgage loan #10 (Ascent Hotel Portfolio), the Monthly Replacement Reserve is based on 1/12th of 4% of the prior year’s gross revenue and is capped at the aggregate of the preceding 24 monthly payments.

For mortgage loan #16 (Residence Inn Atlanta Midtown), the Monthly Replacement Reserve is based on 1/12th of 4% of the prior year’s gross revenue.

For mortgage loan #23 (SpringHill Suites Wheeling), the Monthly Replacement Reserve is based on the greater of (i) 1/12th of 4% of gross income; and (ii) $11,790.

For mortgage loan #23 (SpringHill Suites Wheeling), the Replacement Reserve Cap is based on the greater of (i) 4% of gross income; and (ii) $424,438.

For mortgage loan #26 (Marriott Courtyard Monroeville), the Monthly Replacement Reserve is based on the greater of (i) 1/12th of 4% of gross income; and (ii) $11,095.

For mortgage loan #26 (Marriott Courtyard Monroeville), the Replacement Reserve Cap is based on the greater of (i) 4% of gross income; and (ii) $399,418.

For mortgage loan #27 (Fairfield Inn & Suites Verona), the Monthly Replacement Reserve is an amount equal to the greater of (i) $12,375; or (ii) the amount of the deposit required by franchisor on account of FF&E under the Franchise Agreement.

For mortgage loan #32 (Hampton Inn Jacksonville), the Monthly Replacement Reserve is 1/12th of 4% of gross revenues from previous fiscal year.

For mortgage loan #36 (Hilton Garden Inn), the Monthly Replacement Reserve is based on 4% of gross income from operations from the month preceding each monthly payment date.  The amount presented is based on underwritten revenue.

For mortgage loan #48 (Candlewood Suites Houston, TX), the Monthly Replacement Reserve is based on 1/12th of 4% of the prior year’s gross revenue and is capped at the aggregate of the preceding 24 monthly payments.

(11)	For mortgage loan #31 (Sprint Center), the borrower has made the PILOT payment and upon providing evidence to the lender, the escrow will be released.

For mortgage loan #54 (Azalea Plaza), borrower must satisfy the conditions for the release of all or a portion of the Earn Out Reserve no later than the 18th payment date.  If borrower fails to satisfy the release conditions, then lender may, at its option, retain the funds on deposit in the Earn Out Reserve as additional collateral for the loan or, after the earlier to occur of (i) the 36th payment date and (ii) the date that is two years from the Closing Date, partially defease the mortgage loan by the funds then on deposit in the Earn Out Reserve.

(12)
For mortgage loan #3 (Arbor Walk and Palms Crossing), the rent under the ground lease at the Arbor Walk Property for 2015 is $2,000,000 and commencing in 2016 and for each lease year thereafter, the rent is the sum of (i) prior year’s rent and (ii) increase equal to the lesser of (x) 2% of prior year’s rent multiplied by the number of annual periods since the last increase in annual rent equal to 2% and (y) percentage increase in CPI for the calendar year immediately preceding the new lease year multiplied by factor of 1.5.

For mortgage loan #6 (Madonna Plaza), the projected ground rents for future years are as follows: 2012 - $503,051; 2013 - $533,034; 2014 - $542,826; 2015 - $547,749; 2016 - $561,785; 2017 -$589,466; 2018 - $592,464; 2019 -$693,916; 2020 - $730,763; 2021 - $742,656.

For mortgage loan #42 (Amsdell Self Storage 4 Portfolio), the ground lease at the Amsdell Self Storage - Shelby property commencing on November 4, 2003 and ending on October 31, 2034 has the following rent schedule beginning on November 1, 2004: Year 1: $4,200; Year 2: $6,250; Years 3-7: $8,500; Years 8-12: $10,000; Years 13-17: $10,500; Years 18-22: $11,000; Years 23-27: $11,500; Years 28-30: $12,000.

(13)
For mortgage loan #2 (Puck Building), the equity interests in the related borrower have been pledged to secure mezzanine indebtedness. The combined U/W NCF DSCR based on the amortizing debt service amount of the mortgage loan and the debt service on the mezzanine loan is 1.06x and the combined Cut-off Date LTV Ratio is 67.9%.

(14)
For mortgage loan #2 (Puck Building), the mezzanine loan bears interest at an interest rate that increases to 12.000% after 36 months following origination.  The combined U/W NCF DSCR based on the mortgage loan and the mezzanine loan assuming a 10.000% rate for the life of the mezzanine loan is 1.06x and the combined U/W NCF DSCR based on the mortgage loan and the mezzanine loan assuming a 12.000% rate for the life of the mezzanine loan is 1.03x.

For mortgage loan #14 (Overlook at the Rim), the mezzanine loan has an interest rate that increases to 10.000% if the mezzanine loan is not paid off on or prior to December 31, 2011.  The combined U/W NCF DSCR based on the mortgage loan and the mezzanine loan assuming a 4.650% rate for the life of the mezzanine loan is 2.44x and the combined U/W NCF DSCR based on the mortgage loan and the mezzanine loan assuming a 10.000% rate for the life of the mezzanine loan is 1.95x. In addition, if the mezzanine debt is not retired on or prior to December 31, 2011, all excess cash flow after all debt service payments will be applied toward amortizing the mezzanine debt.

(15)
For mortgage loan #19 (24 Hour Fitness – Pleasanton) the loan sponsors are as follows: Robert V. Bindi (or Maureen); Richard L. Martin; Rudy P. Nodar; Emilio A. Arechaederra; various family members thereof; and multiple trusts of which one or more of the foregoing persons serves as trustee or in a similar capacity.